UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:

◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

CAPSTONE GREEN ENERGY HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
⌧ No fee required.
◻ Fee paid previously with preliminary materials.
◻ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CAPSTONE GREEN ENERGY HOLDINGS, INC.

16640 Stagg Street

Van Nuys, California 91406

July 2, 2025

Dear Capstone Green Energy Stockholder:

You are cordially invited to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of Capstone Green Energy Holdings, Inc. (the “Company”) to be held virtually on August 12, 2025, at 8:00 a.m., Pacific Time. You can attend the Annual Meeting via the Internet, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/CGRN2025 (there is no physical location for the Annual Meeting). You will need to have your 16-Digit Control Number included on your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, I urge you to vote by proxy as soon as possible. You can vote over the Internet, by phone or by mail by following the instructions on the proxy card. Any stockholder attending the Annual Meeting may vote by Internet during the meeting, even if you have already voted.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Sincerely,

/s/ Vincent J. Canino
Vincent J. Canino President and Chief Executive Officer

Van Nuys, California

YOUR VOTE IS IMPORTANT

PLEASE VOTE AS PROMPTLY AS POSSIBLE.

CAPSTONE GREEN ENERGY HOLDINGS, INC.

16640 Stagg Street

Van Nuys, California 91406

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 12, 2025

The Capstone Green Energy Holdings, Inc. (the “Company” or “Capstone”) 2025 annual meeting of stockholders (the “Annual Meeting”) will be held virtually on August 12, 2025, at 8:00 a.m., Pacific Time, for the following purposes:

1.

To elect the following individuals to Capstone’s Board of Directors as Class I and Class II directors to serve until the 2027 and 2028 annual meetings of stockholders, respectively, or until their successor has been elected and qualified: Robert F. Beard, Robert C. Flexon, Robert F. Powelson and Denise M. Wilson.;

2.	To hold a non-binding advisory vote on the compensation of our named executive officers;

3.	To approve an amendment to Capstone Green Energy Holdings, Inc. 2023 Equity Incentive Plan (the “Equity Incentive Plan”) to increase the number of shares available for issuance under the Equity Incentive Plan by 1,000,000;

4.	To ratify the appointment of CBIZ CPAs P.C. (“CBIZ”) as our independent registered public accounting firm for the fiscal year ending March 31, 2026; and

5.	To transact any other business that is properly brought before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on June 13, 2025 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s voting common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Whether or not you plan to attend the Annual Meeting, please vote promptly. The proxy is being solicited on behalf of the Board of Directors of Capstone for use at the Annual Meeting.

This year’s Annual Meeting will be held entirely via the Internet. To ensure your representation at the Annual Meeting, we urge you, regardless of whether you plan to attend the Annual Meeting online, to sign, date and return the proxy card (if you received printed materials) or to vote over the telephone or on the Internet as instructed in these proxy materials so that your shares will be represented at the Annual Meeting. If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

A list of record holders of the Company’s common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at our offices located at 16640 Stagg Street, Van Nuys, California 91406, during normal business hours for ten days prior to the Annual Meeting.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/CGRN2025, you must enter the 16-digit control number included on your your proxy. We encourage you to access the annual meeting before it begins. Online check-in to access the meeting will start shortly before the meeting on August 12, 2025. If you attend the Annual Meeting at www.virtualshareholdermeeting.com/CGRN2025, you may vote electronically during the meeting even if you have previously returned a proxy. Stockholders will also have the opportunity to submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/CGRN2025 by logging on with your control number. A technical support telephone number will be posted on the log-in page of www.virtualshareholdermeeting.com/CGRN2025 that you can call if you encounter any difficulties accessing the virtual meeting during check-in or during the meeting.

By Order of the Board of Directors,

/s/ John J. Juric
John J. Juric Secretary

Van Nuys, California

July 2, 2025

CAPSTONE GREEN ENERGY HOLDINGS, INC.

16640 Stagg Street

Van Nuys, California 91406

PROXY STATEMENT

For Annual Meeting Of Stockholders

To Be Held August 12, 2025

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROXY MATERIALS

Who is soliciting my vote?

The Board of Directors (the “Board” or “Board of Directors”) of Capstone Green Energy Holdings, Inc. (the “Company,” “Capstone,” “we” or “us”) is soliciting your vote for the Company’s 2025 annual meeting of stockholders (the “Annual Meeting” or the “2025 Annual Meeting”).

When is the Annual Meeting and how do I attend?

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors from holders of issued and outstanding shares of the Company’s voting common stock, par value $0.001 per share (the “Common Stock”). The Annual Meeting will be held virtually on August 12, 2025, at 8:00 a.m., Pacific Time, for the purposes set forth in the accompanying notice and herein, and any adjournments or postponements thereof. The Annual Meeting will be held virtually via a live interactive audio webcast on the Internet. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/CGRN2025. Holders of the Company’s non-voting common stock, par value $0.001 per share (the “Non-Voting Common Stock”), are not entitled to notice of, or to vote at, the Annual Meeting.

How can I obtain the proxy materials?

A copy of each of Capstone’s 2025 Annual Report to Stockholders (the “2025 Annual Report”), this Proxy Statement and accompanying proxy card were first mailed to stockholders on or about July 2, 2025. The 2025 Annual Report includes Capstone’s audited consolidated financial statements.

How can I obtain electronic access to the proxy materials?

The Company’s proxy materials also are available on its investor relations website at http://ir.capstonegreenenergy.com/investor-kit under “Investor Kit.” Additionally, when you vote online you can also sign up to receive future proxy materials by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

How many votes can be cast by all stockholders?

If you were a stockholder of record of Common Stock at the close of business on June 13, 2025 (the “Record Date”), you are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 18,839,849 shares of Common Stock and 508,475 shares of Non-Voting Common Stock were outstanding. Each stockholder of record of the Company’s Common Stock as of the Record Date is entitled to one vote for each share of Common Stock held by such stockholder on that date.

How is the quorum reached?

The presence, in person or by proxy, at the Annual Meeting of the holders of shares of outstanding capital stock of the Company representing not less than thirty-three and a third percent (33 1/3%) of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting shall constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining a quorum, abstentions and broker non-votes are counted as present.

What is a “broker non-vote”?

A broker non-vote occurs when a beneficial owner of shares held in street name does not give instructions to the bank, broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the bank, broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the bank, broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. The shares that cannot be voted by banks, brokers and other nominees on non-routine matters but are represented at the Annual Meeting will be deemed present at the Annual Meeting for purposes of determining whether the necessary quorum exists, but will not be considered entitled to vote on the non-routine proposals.

We believe that, under applicable rules, Proposal 4 is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and which are not voted by the applicable beneficial owners. Accordingly, we do not expect to receive any broker non-votes with respect to Proposal 4.

We believe that Proposal 1, Proposal 2 and Proposal 3 are considered non-routine matters under applicable rules. Accordingly, banks, brokers or other nominees cannot vote on these proposals without instructions from beneficial owners.

With regard to Proposal 2 and Proposal 3, broker non-votes will be excluded from the vote and will have no effect on the outcome of such proposals. Only votes “FOR” will affect the outcome of the vote on Proposal 1. As such, broker non-votes will not affect the outcome of the vote on Proposal 1.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes with respect to a proposal, but they will not be voted on any matter at the Annual Meeting.

With regard to Proposal 1, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions will have no effect on its outcome.

With regard to Proposal 2, Proposal 3 and Proposal 4, abstentions will have no effect on the outcome of such proposals.

What happens if I do not give specific voting instructions?

Stockholders of Record: Proxies properly executed, duly returned to us and not revoked will be voted in accordance with the instructions given. Where no instructions are given, subject to the requirements described below, such proxies will be voted: FOR the election of Robert F. Beard, Robert C. Flexon, Robert F. Powelson and Denise M. Wilson to serve as Class I and Class II directors until the 2027 and 2028 annual meetings of stockholders, respectively, or until their successor has been elected and qualified; FOR the approval of the non-binding, advisory vote on the compensation of our named executive officers (“NEOs”); FOR the approval of an amendment to the Equity Incentive Plan to increase the number of shares available for issuance under the Equity Incentive Plan; and FOR the ratification of the appointment of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026. If any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons acting as proxies will have discretionary authority to vote on the action according to their best judgment. Each stockholder of record of the Company’s Voting Common Stock on June 13, 2025 is entitled to one vote for each share of Common Stock held by such stockholder on that date.

Beneficial Owners of Shares Held in Street Name: If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will indicate on the proxy card that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” For Proposals 1, 2, and 3, broker non-votes will have no effect on these proposals, while, for Proposal 4, your bank, broker or other nominee will be able to vote on the proposal even if it does not receive instructions from you, so we do not anticipate any broker non-votes in connection with Proposal 4. We urge you to give voting instructions to your bank, broker or other nominee on all proposals.

Are dissenters’ or appraisal rights available with respect to any of the proposals to be voted on at the Annual Meeting?

No dissenters’ or appraisal rights are available with respect to any of the proposals to be voted on at the Annual Meeting.

Can I change my vote?

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by: (i) delivering written notice of revocation to the Secretary of Capstone at our address above; (ii) submitting a later dated proxy by the applicable deadline for voting; or (iii) attending the Annual Meeting and voting by the Internet. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.

How do I vote my shares?

Whether you hold shares directly as the stockholder of record or through a bank, broker or other nominee, as the beneficial owner you may direct how your shares are voted without attending the Annual Meeting. If your shares are registered directly in your name, you are encouraged to vote by the Internet, by telephone or by completing, signing, dating and returning a proxy card, but not by more than one method. If you vote by Internet or telephone, you do not need to return a proxy card. If you vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Please refer to the instructions provided in the Notice of Internet Availability or proxy card provided to you for information on the available voting methods. If your shares are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares in accordance with your instructions. Your bank, broker or other nominee will send you directions on how to vote your shares.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that you vote:

(1)	“FOR” the election of the nominees for Class I and Class II directors;
(2)	“FOR” the non-binding advisory vote on the compensation of our named executive officers;
(3)	“FOR” the approval of an amendment to the Equity Incentive Plan to increase the number of shares available for issuance; and
(4)	“FOR” the ratification of the appointment of CBIZ as our independent registered public accounting firm for our fiscal year ended March 31, 2026.

What is the voting requirement to approve each of the proposals?

With respect to the election of directors (Proposal 1), directors will be elected by a plurality of the votes cast. In other words, because there are no other nominees for election as Class I and Class II directors other than the persons named in the enclosed proxy card and assuming such persons receive at least one vote, such persons will be re-elected to our Board of Directors. You may: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees you identify on the appropriate line. Votes that are withheld and broker non-votes will have no effect on the outcome of the election of directors.

With respect to the non-binding advisory vote on the compensation of our named executive officers (Proposal 2), the affirmative vote of a majority of the votes cast by the common stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve such proposal. Even though this vote will neither be binding on the Company or the Board of Directors nor will it create or imply any change in the fiduciary duties of the Company or the Board of Directors, the Compensation and Human Capital Committee will take into account the outcome of the vote when considering future executive compensation decisions. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

With respect to Proposal 3, the affirmative vote of a majority of the votes cast by the common stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve the amendment to the Equity Incentive Plan. If stockholders approve this proposal, the proposed amendment will become effective as of the date of stockholder approval. If this proposal is approved by our stockholders, we intend to file with the SEC a registration statement on Form S-8 covering the additional 1,000,000 shares of our Common Stock issuable under the Equity Incentive Plan. If stockholders do not approve this proposal, the proposed amendment to the Equity Incentive will not take effect and our current Equity Incentive Plan will continue to be administered in its current form, subject to any amendment for which stockholder approval is not required to the extent permitted by the Equity Incentive Plan. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

With respect to Proposal 4, the affirmative vote of a majority of the votes cast by the common stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the ratification of the selection of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on this proposal. As noted above, we do not currently anticipate any broker non-votes in respect of this proposal.

What do I need to be able to attend the Annual Meeting online?

We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CGRN2025. The webcast will start at 8:00 a.m., Pacific Time on August 12, 2025. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number which is on your proxy card or in the instructions accompanying your proxy materials.

How can I submit a question at the Annual Meeting?

If you would like to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/CGRN2025 by using the 16-digit control number located on your proxy card or in the instructions accompanying your proxy materials, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints. The questions and answers will be available as soon as practicable after the Annual Meeting at www.virtualshareholdermeeting.com/CGRN2025 and will remain available for one week after posting.

What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter any technical difficulties with accessing the audio webcast on the meeting day a phone number will be posted 15 minutes before the meeting start time on August 12, 2025. Technical support will be available starting at 7:30 a.m. Pacific Time, which is 30 minutes before the meeting start time, and will remain available until the Annual Meeting has ended.

Who pays for the cost of soliciting proxies?

We will pay the expense of soliciting proxies and the cost of preparing and distributing material in connection with the solicitation of proxies. Our directors, officers or employees may also solicit proxies by mail, e-mail, telephone, facsimile or other means. These individuals will not receive any additional compensation for these efforts.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2026 Annual Meeting?

In order to be considered for inclusion in our proxy statement and proxy card relating to the Company’s 2026 Annual Meeting, stockholder proposals must be submitted in accordance with the procedures in Rule 14a-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2026 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices at Capstone Green Energy Holdings, Inc., 16640 Stagg Street, Van Nuys, CA 91406, Attention: Secretary, not later than March 4, 2026.

In the event that the date of the 2026 Annual Meeting has changed by more than 30 days from the anniversary of our 2025 Annual Meeting, such proposals must be delivered in written form to our Secretary at Capstone Green Energy Holdings, Inc., 16640 Stagg Street, Van Nuys, CA 91406, Attention: Secretary, a reasonable time before we begin to print and send our proxy materials. Any proposal may be included in next year’s proxy materials only if it complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

Pursuant to our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such annual meeting. To be timely under the advance notice provisions of our bylaws, any notice submitted by a stockholder who wishes to present a proposal or nomination for director at an annual meeting must be received by us not later than the close of business on the 120th day nor earlier than the close of business on the 150th day before the first anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 150th day before the meeting and not later than the later of (x) the close of business on the 120th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Any such notice must contain the information required by our bylaws. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. See “Governance of the Company and Practices of the Board of Directors—Director Recommendation and Nomination Process” for additional information with respect to our director recommendation and nomination processes. The foregoing bylaw provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules.

Any notice of director nomination must also include the additional information required by Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our bylaws.

The date of this Proxy Statement is July 2, 2025.

PROPOSAL 1

ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

The Board currently consists of seven directors and is divided into three classes, Class I, Class II and Class III, with the term of office of only one class of directors expiring each year. The term of Class II directors expires at this Annual Meeting, which is the second annual meeting of stockholders following the initial classification of the Board. The term of Class III directors expires at the third annual meeting following the initial classification, and the term of Class I directors expires at the fourth annual meeting following the initial classification. At each succeeding annual meeting of stockholders, beginning with this Annual Meeting, each of the successors elected to replace the class of directors whose term expires at that annual meeting will be elected for a three-year term. On June 30, 2025, the Board expanded the size of the Board from seven members to eight members, conditioned on the election of Robert F. Beard as a Class I director and effective as of the conclusion of this Annual Meeting.

Directors in Class II will stand for election at this Annual Meeting. On June 30, 2025, our Board upon the recommendation of the Governance and Sustainability Committee, unanimous approved the nomination for election of Robert F. Beard as a Class I director of the Company, to serve from immediately following the Annual Meeting until our 2027 Annual Meeting of Stockholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal. Therefore, the term of office of Mr. Beard is scheduled to expire at the 2027 Annual Meeting of Stockholder. The terms of office of directors in Class III and Class I do not expire until the 2026 and 2027 annual meetings of stockholders, respectively. The Governance and Sustainability Committee has recommended that, and the Board has nominated, Mr. Robert C. Flexon, Mr. Robert F. Powelson and Ms. Denise M. Wilson who are currently serving as directors in Class II, be re-elected as Class II directors for a term expiring at the 2028 annual meeting of stockholders or until the election and qualification of their successors in office, subject to their earlier death, resignation, retirement, disqualification or removal. The Governance and Sustainability Committee recommended that, and the Board has also nominated Mr. Robert F. Beard for election as a Class I director for a term expiring at the 2027 annual meeting of stockholders or until the election and qualification of his successor in office, subject to his earlier death, resignation, retirement, disqualification or removal.

Yon Y. Jorden, a director since 2017, retired immediately following the 2024 annual meeting held on February 12, 2025. As a result of Ms. Jorden’s retirement, the Governance and Sustainability Committee undertook a formal search process for director candidates, targeting candidates with experience, skills and other attributes relevant to the Company’s strategic objectives. The Governance and Sustainability Committee executed an extensive search interviewing numerous candidates. As a result of this search process, Christopher J. Close and Robert F. Beard were identified by the third-party search firm as potential director candidates and, following their evaluation by the Governance and Sustainability Committee, were recommended by the Governance and Sustainability Committee for appointment and nomination for election to the Board, respectively. Christopher J. Close was appointed as a Class I director on June 16, 2025 and is not up for election at this Annual Meeting.

The Board has determined that Mr. Robert C. Flexon, Mr. Robert F. Powelson, Ms. Denise M. Wilson, Ms. Ping Fu, Mr. John P. Miller, Mr. Christopher J. Close and Mr. Robert F. Beard are independent directors as defined in Rule 5605(a)(2) under the Marketplace Rules of the National Association of Securities Dealers, Inc. (the “NASDAQ Rules”). There are no arrangements or understandings between any of our directors, nominees for directors or officers and any other person pursuant to which any director, nominee for director or officer was or is to be selected as a director, nominee or officer, as applicable. There are no material proceedings to which any of our directors, or any associates of any such persons, is a party adverse to the Company or any of our subsidiaries, and none of such persons has a material interest adverse to the Company or any of its subsidiaries. Other than Mr. Flexon in respect of the bankruptcy filing of Dynegy’s subsidiary and the Company’s Chapter 11 bankruptcy proceedings, no director has been involved in any legal proceedings required to be disclosed under Item 401(f) of Regulation S-K.

The positions of Chief Executive Officer and Chair of the Board of Directors are currently each filled by a different individual, Mr. Vincent J. Canino and Mr. Flexon, respectively. If the position of Chair of the Board of Directors is vacant, or if he or she is absent, the Chief Executive Officer presides, when present, at meetings of stockholders.

Additionally, our Board of Directors has Compensation and Human Capital, Audit and Governance and Sustainability Committees. Ms. Wilson, Mr. Miller, and Mr. Powelson each currently serve as a Committee Chair, with Ms. Wilson serving as Chair of the Compensation and Human Capital Committee, Mr. Miller serving as Chair of the Audit Committee and Mr. Powelson serving as Chair of the Governance and Sustainability Committee.

We believe that the Chair of the Board, Chairs of the committees and the remaining members of the Board all have relevant experience and background to provide leadership and guidance to the Company and the Company’s management. Specifically, we believe that the members of the Board have relevant leadership, technology, finance, industry and market experience necessary for their positions as directors of the Company and provide for a leadership structure that is appropriate for the Company.

Shares represented by each properly executed proxy will be voted for the four Class I and Class II nominees named below, unless contrary instructions are set forth on such proxy. Proxies cannot be voted for a greater number of individuals than the number of nominees. The nominee has agreed to stand for re-election and to serve, if elected, as a director. However, if such nominee fails to stand for re-election or is unable to accept election, the proxies will be voted for the election of such other person as the Board may recommend.

Nominee to Our Board of Directors

Name	Age	Director Since	Position
Class I Director:
Robert F. Beard	59	N/A	Newly Nominated Independent Director
Class II Directors:
Robert C. Flexon	66	2018	Chair of the Board
Robert F. Powelson	56	2019	Independent Director
Denise M. Wilson	65	2019	Independent Director

Robert C. Flexon

Robert C. Flexon has been a director since April 2018 and has served as Chair since January 2021. Mr. Flexon served as our Executive Chairman from August 9, 2023 until March 31, 2024 and as our Interim President and Chief Executive Officer from August 22, 2023 until March 10, 2024. Mr. Flexon currently serves as President, Chief Executive Officer and a member of the board of directors of UGI Corporation (NYSE: UGI), a distributor and marketer of energy products and related services and he has served in such positions since November 2024. Mr. Flexon serves as Chairman of the Board of Nexus Water Group since April 2024. He previously served as a director of PG&E Corporation (NYSE: PCG) from June 2020 and chair of the board from July 2020, until October 2024. He has also served as a director for Charah Solutions, Inc. (NYSE: CHRA) from June 2018 to July 2023 and of the Electric Reliability Council of Texas (ERCOT) from December 2021 to November 2024. Mr. Flexon was President and Chief Executive Officer and a director of Dynegy Inc. (NYSE: DYN), a power-generating company that owns and operates a number of natural gas-fueled or coal-fueled power stations in the U.S, from July 2011 to April 2018. Prior to joining Dynegy, Mr. Flexon served as the Chief Financial Officer of UGI Corporation from February 2011 to July 2011. Mr. Flexon was the Chief Executive Officer of Foster Wheeler AG (Nasdaq: FWLT) from June to October 2010 and the President and Chief Executive Officer of Foster Wheeler USA from November 2009 to May 2010. Prior to joining Foster Wheeler, Mr. Flexon was Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (NYSE: NRG) from February to November 2009. Mr. Flexon previously served as Executive Vice President and Chief Operating Officer of NRG Energy from March 2008 to February 2009 and as its Executive Vice President and Chief Financial Officer from 2004 to 2008. Prior to joining NRG Energy, Mr. Flexon held executive positions with Hercules, Inc. and various key positions, including General Auditor, with Atlantic Richfield Company. In addition, Mr. Flexon was a CPA with the former Coopers & Lybrand from 1980 to 1987. Mr. Flexon served on the public board of directors of Foster Wheeler from 2006 until 2009 and from May to October 2010, of Westmoreland Coal Company from 2017 to 2019 and of TransAlta Corp. from 2019 to 2020. He served on the board of directors for Genesys Works-Houston, an organization that transforms the lives of disadvantaged high school students through meaningful work experience, from 2016 to 2021. He also served on the board of directors of Baker Ripley, a Texas non-profit organization that connects low-income people to opportunities, from 2014 to 2016. He has served on the board of directors of Nexus, a privately held water utility company, since April 2024. Mr. Flexon holds a Bachelor of Science degree in Accounting from Villanova University. He became a Certified Public Accountant (inactive) in the State of Pennsylvania.

Among his other skills and expertise, Mr. Flexon brings to the Board over a decade of experience in accounting and financial matters and has a breadth of executive management experience. In his years as an energy industry executive, he has developed a deep comprehension of wholesale power generation markets and customers.

Robert F. Powelson

Robert F. Powelson has been a director since June 2019. Mr. Powelson has served as the President and Chief Executive Officer of the National Association of Water Companies (“NAWC”) since June 2018. Prior to joining NAWC, Mr. Powelson was nominated to the Federal Energy Regulatory Commissioner (“FERC”) by President Donald J. Trump in May 2017, confirmed by the U.S. Senate in August 2017, and served as a member of FERC until August 2018. Prior to his appointment to FERC, Mr. Powelson served on the Pennsylvania Public Utility Commission (“PUC”) from June 2008 to August 2017, and served as the PUC’s chairman from February 2011 to May 2015. Mr. Powelson also served as an Advisory Board Member of ClearResult, a provider of energy efficiency, energy transition and energy sustainability services, from 2021 to 2023. Mr. Powelson also served on Pennsylvania’s Marcellus Shale Advisory Commission from March 2011 to July 2011. Prior to joining the PUC, Mr. Powelson served as president of the Chester County Chamber of Business & Industry from February 1994 to July 2008. Mr. Powelson was also a past president of the National Association of Regulatory Utility Commissioners (“NARUC”), where he also was a member of the board of directors from March 2011 to July 2017. Mr. Powelson served as chairman of the NARUC Committee on Water and Power and represented the Water Committee on NARUC’s Task Force on Climate Policy. Mr. Powelson holds a Masters of Governmental Administration from the University of Pennsylvania and a Bachelor of Arts from St. Joseph’s University.

Among his other skills and expertise, Mr. Powelson brings to the Board extensive expertise in public utilities, the regulatory environment and public policy.

Denise M. Wilson

Denise M. Wilson has been a director since November 2019. Ms. Wilson served as Executive Vice President and President, Alternative Energy Businesses for NRG Energy, Inc. (NYSE: NRG), an independent power company with generation, energy retail business and cleantech ventures, from July 2011 through January 2016. Ms. Wilson served as Executive Vice President and Chief Administrative Officer of NRG from September 2008 through July 2011. Prior to September 2008, Ms. Wilson served as Executive Vice President, Human Resources for Nash-Finch Company, a national food distributor, and other various senior roles at NRG from 2000 through 2007. Prior to joining NRG, Ms. Wilson held various key positions as Vice President Human Resources with Metris Companies Inc. and Director, Human Resources with General Electric ITS. Ms. Wilson holds a Masters in Industrial Relations from the University of Minnesota.

Among her other skills and expertise, Ms. Wilson brings to the Board extensive experience as President of a Fortune 500 company that generates electricity and provides energy solutions and natural gas to millions of residential, small business, and commercial and industrial customers.

Robert F. Beard

Robert F. Beard has served as a member of the Board of Directors and Governance Committee of Black Hills Energy, Inc., a natural gas and electric utility company and subsidiary of Black Hills Corporation (NYSE: BKH), since April 2025. Mr. Beard previously served in multiple senior executive roles at UGI, an international natural gas and electric power distribution company; he served as President and Chief Executive Officer of UGI Utilities, Inc. from 2011 to 2024 and Chief Operating Officer of UGI Corporation (NYSE: UGI) from 2022 to 2024. He holds a Master of Management and a Bachelor of Science in Petroleum and Natural Gas Engineering from Pennsylvania State University. He is a Licensed Professional Engineer in Pennsylvania

Mr. Beard brings to the Board extensive experience in operations, mergers and acquisitions, leadership team development, regulatory and legislative relationships and P&L responsibility.

Directors

Name	Age	Director Since	Position
Class I Directors
Ping Fu	67	2021	Independent Director
Christopher J. Close (1)	59	2025	Independent Director
Robert F. Beard (2)	59	N/A	Newly Nominated Independent Director
Class II Directors
Robert C. Flexon	66	2018	Chair of the Board
Robert F. Powelson	56	2019	Independent Director
Denise M. Wilson	65	2019	Independent Director
Class III Directors
Vincent J. Canino	62	2024	Director, President & Chief Executive Officer
John P. Miller	67	2024	Independent Director
(1)	Mr. Close joined the Board on June 16, 2025.
(2)	Mr. Beard has been nominated for election as a Class I director at this Annual Meeting.

John P. Miller

John P. Miller has been a director since February 2024. He has over 40 years of broad-based executive management experience in the manufacturing, distribution and transportation industries and has served in senior finance and leadership roles at public and private companies across a range of industry categories. He is serving as Chairman of the Audit Committee on the Board of Directors of Spruce Power Holding Corporation, an owner and operator of distributed solar energy assets, since 2022. From 2017 to 2021, he served as Chief Executive Officer of Power Solutions International, Inc., a publicly traded company focusing on the design, engineering and manufacture of a broad range of advanced, emission-certified engines and power systems. From 2008 until 2016, Mr. Miller served in operational and financial management positions of increasing responsibility at Navistar International Corporation, a global vehicle manufacturer and solutions provider, including as Senior Vice President of Operations and Corporate Finance. Prior to such roles, he served in the role of Chief Financial Officer of Laidlaw International, Inc., a provider of public transportation services, Chicago Metallic Corporation, a global manufacturer of suspended ceiling and metal products, Fleetpride, Inc., a distributor of heavy duty truck parts, and Peapod, an online grocery delivery company. Mr. Miller received his Master of Business Administration from the University of Michigan and a Bachelor of Arts degree in economics from DePauw University.

Among his other skills and expertise, Mr. Miller brings to the Board of Directors extensive industry experience and expertise in financial management and strategic planning.

Ping Fu

Ping Fu has been a director since August 2021. She currently serves on the board of directors of Live Nation Entertainment (NYSE: LYV), the world’s largest live entertainment company, as well as the board of directors of Long Now Foundation and Burning Man Project. In 1996, Ms. Fu co-founded Geomatic, a leader in 3D imaging and 3D printing technologies that has fundamentally changed the way products are designed and manufactured around the world, and she served as its CEO until 2013. Following the acquisition by 3D Systems (NYSE: DDD) of Geomagic in 2013, Ms. Fu served as Chief Strategy Officer and Chief Entrepreneur Officer at 3D Systems until 2016. She was also part of the team that created the NCSA Mosaic software and HTTP server software, which were key in the early development of the Internet. Ms. Fu has received numerous awards for her leadership, including the Outstanding American by Choice award from the U.S. Citizenship and Immigration Services, the Ernst & Young Entrepreneur of the Year award and Inc. Magazine’s Entrepreneur of the Year award. Ms. Fu’s book, Bend Not Break: A Life in Two Worlds, was on the New York Times bestseller list.

Ms. Fu brings to the Board extensive experience in senior executive and leadership positions, global business experience and expertise in technology trends, social change and policy making.

Vincent J. Canino

Vincent J. Canino was appointed as President and Chief Executive Officer and a member of the Board on March 11, 2024. Prior to joining the Company, Mr. Canino served as the Chief Operating Officer of ESS Tech, Inc. (NYSE: GWH), a developer of long-duration energy storage solutions, from September 2022 to March 2024. He previously spent approximately eight years with Smardt Chiller Group, Inc. (“Smardt”), a manufacturer of oil-free chillers, most recently serving as Smardt’s President and Chief Executive Officer. Mr. Canino also served in various roles with Trane Commercial Systems (“Trane”), a manufacturer of heating, ventilation and air conditioning systems, including as Trane’s Vice President, Enterprise Businesses and Renewable Energy. Mr. Canino’s career includes multiple leadership, management, operations and sales roles with publicly traded and privately held organizations. Mr. Canino serves as a Board of Directors member of Western Washington University and holds a Master of Science in Engineering Mechanics from Pennsylvania State University and a Bachelor of Technology in Mechanical Engineering from the State University of New York at Binghamton.

Among his other skills and expertise, Mr. Canino brings to the Board his unique perspective as President and Chief Executive Officer of the Company and substantial executive and industry experience.

Christopher J. Close

Christopher J. Close has more than 35 years of experience in financial and business management, with experience serving as Chief Financial Officer and in financial planning and analysis, investor relations, M&A, treasury, accounting, HR and IT, with a particular focus in the energy industry. He has served as President of Close Consulting LLC since September 2017, where he has served in interim CFO roles and provides consulting services to business owners of various companies across various industries, including environmental technology, marina management, sports marketing, private philanthropic investment, hospitality technology, and residential solar.  Prior to forming Close Consulting, he served as Chief Financial Officer of Noramco, Inc., a global, multi-site manufacturer of opioids and other drug compounds, from 2016 to 2017. He served as Chief Financial Officer at Preferred Sands, Inc., a multi-site manufacturer and distributor of frac sand, from 2012 to 2016. Mr. Close’s career includes experience as an auditor at PricewaterhouseCoopers before progressing into corporate and business unit roles at companies such as ARCO Chemical, Airgas, Exelon Corporation and Constellation Energy. He became a Certified Public Accountant (license inactive) in the State of Pennsylvania and currently holds a Federal and State securities licenses (Series 7 & 66) as a registered advisor. Mr. Close holds a Bachelor of Science in Accounting from the University of Delaware, and a Master of Business Administration from Villanova University.

Among his other skills and expertise, Mr. Close brings to the Board a depth of expertise in accounting and financial matters, along with a deep understanding of executive management, compensation matters and investor relations.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the highest number of affirmative (“FOR”) votes (among votes properly cast virtually or by proxy) will be elected as directors. In other words, because there are no other nominees for election as Class I and Class II directors other than the persons named in the enclosed proxy card, and assuming such persons receives at least one vote, such directors will be elected to the Board as a Class I or Class II director. Shares represented by executed proxies will be voted for which no contrary instruction is given, if authority to do so is not withheld, “FOR” the election of the nominee named above.

Only votes “FOR” will affect the outcome. Broker non-votes and withheld votes will have no effect on this proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS CLASS I AND CLASS II DIRECTORS OF THE COMPANY.

GOVERNANCE OF THE COMPANY AND PRACTICES OF THE BOARD OF DIRECTORS

Board of Directors; Leadership Structure

The Board of Directors met twenty-three (23) times during the fiscal year ended March 31, 2025 (the “2025 Fiscal Year” or “Fiscal 2025”). The Board of Directors has established an Audit Committee, a Compensation and Human Capital Committee and a Governance and Sustainability Committee. During Fiscal 2025, each director attended at least 90% of the aggregate of (1) the total number of meetings of the Board of Directors of the Company (held during the period for which he or she was a director) and (2) the total number of meetings of all committees of the Board of Directors on which the director served (during the periods that he or she served). The Company strongly encourages each member of the Board of Directors to attend each annual meeting of stockholders. Seven of our directors attended the Company’s 2024 annual meeting of stockholders. The Board’s independent directors met in executive session, without members of the Company’s management present, at all of the regularly scheduled meetings of the Board of Directors in Fiscal 2025.

The Board of Directors is committed to having a sound governance structure that promotes the best interests of all of the Company’s stockholders. To that end, the Board of Directors has evaluated and actively continues to examine emerging corporate governance trends and best practices. Stockholder perspectives play an important role in that process. The following are the key aspects of the Company’s governance structure:

●	The Board of Directors is predominantly independent. Of our seven directors, only one (our President and Chief Executive Officer) is an employee of the Company. Further, the Board of Directors has affirmatively determined that all six of our other directors are independent under SEC and NASDAQ corporate governance rules, as applicable.
●	The Board of Directors is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year for a three-year term.
●	Our Board of Directors committees are comprised exclusively of independent directors.
●	Our independent directors meet in executive sessions at every regularly scheduled Board of Directors and committee meeting.
●	We have separated the roles of Chair of the Board of Directors and Chief Executive Officer. Our Chair focuses on Board of Directors oversight responsibilities, strategic planning, setting Board of Directors agendas and mentoring company officers, as well as facilitating communications between the Board of Directors and management.
●	Our Board of Directors is very active and our directors are engaged. As noted above, each of our directors attended at least 90% of the 2025 Fiscal Year Board of Directors meetings and meetings of the committees on which such director served.

We believe our Board of Directors structure serves the interests of stockholders by balancing Board of Directors continuity and the promotion of long-term thinking with the need for director accountability.

Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. The full Board of Directors participates in an annual enterprise risk management assessment.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. In setting compensation, the Compensation and Human Capital Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy and is responsible for oversight with respect to compensation and succession planning risks.

Cybersecurity Governance

The Board of Directors is responsible for overseeing assessments of major risks facing the Company and for reviewing options to mitigate these risks. It has delegated oversight responsibility for information security matters is shared by the Audit Committee, CFO and our internal informational technology (“IT”) resources. Our CFO oversees our cybersecurity risk management, including appropriate risk mitigation strategies, systems, processes, and controls, and receives updates from IT and our third-party IT service provider on cybersecurity and information security matters. The CFO communicates periodically with the Audit Committee and Board of Directors on the state of our cybersecurity risk management, current and evolving threats, and recommendations for changes. We have also implemented a cyber incident response plan that provides a protocol to report certain incidents to the CFO with the goal of timely assessment of such incidents, determining applicable disclosure requirements and communicating with the Audit Committee and Board of Directors for timely and accurate reporting of any material cybersecurity incident.

Board Committees

Each of the Board’s established standing committees operates under a charter that has been approved by the Board. The following table provides information for the current membership for each of the committees of the Board of Directors:

		Compensation &	Governance &
	Audit	Human	Sustainability
Directors	Committee	Capital Committee	Committee
Vincent J. Canino
Robert C. Flexon	*
Ping Fu	*		*
John P. Miller	C	*
Robert F. Powelson		*	C
Denise M. Wilson		C	*
Christopher J. Close (1)
Robert F. Beard (2)

C    Chair

*     Member

(1)	It is expected that Mr. Close will join the Compensation and Human Capital Committee and the Governance and Sustainability Committee after the conclusion of the Annual Meeting.
(2)	It is expected that Mr. Beard will join the Governance and Sustainability Committee after the conclusion of the Annual Meeting.

Audit Committee

The Audit Committee currently consists of Mr. Miller (Chair), Ms. Fu and Mr. Flexon. Upon his appointment to the Board of Directors on February 26, 2024, Mr. Miller was appointed to the Audit Committee. Mr. Miller is now Audit Chair and Mr. Flexon, who previously resigned from the Audit Committee following his appointment as Executive Chairman in August 2023, rejoined as an Audit Committee member following the conclusion of the annual meeting of stockholders held on February 12, 2025. The Audit Committee is constituted to comply with Section 3(a)(58)(A) of the Exchange Act and is responsible, among other items, for: (i) overseeing the Company’s accounting and financial reporting practices; (ii) annually retaining the independent public accountants as auditors of the financial statements and accounts of the Company; (iii) monitoring the scope of audits made by the independent public accountants and the audit reports submitted by the independent public accountants; (iv) overseeing the systems of internal control which management and the Board of Directors have established; and (v) discussing with management and the independent and internal auditors the Company’s major financial risk exposure and the steps taken to monitor and control such exposure. In addition, the Audit Committee reviews and approves all related party transactions. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.capstonegreenenergy.com. Pursuant to its written charter, the Audit Committee reviews its charter on an annual basis for compliance, best practices and any other needed updates or changes. During Fiscal 2025, the Audit Committee held nine (9) meetings. The Board of Directors has determined that Mr. Miller is an “audit committee financial expert,” as that term is defined by applicable rules adopted by the SEC. The Board of Directors has further determined that each member of the Audit Committee is independent and financially literate as defined by Nasdaq and SEC rules, as applicable.

Audit Committee Report

In performing its functions, the Audit Committee acts primarily in an oversight capacity. Management is responsible for the integrity of the Company’s financial statements, as well as its accounting and financial reporting process, principles and internal controls to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accountants have the primary responsibility for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted auditing principles. Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, and all members are not experts in the fields of accounting or auditing, including auditor independence. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for preparing financial statements and reports and implementing internal controls over financial reporting. The Audit Committee also relies on the work and assurances of the Company’s internal auditors, which have the primary responsibility to test and evaluate the internal controls over financial reporting. In addition, the Audit Committee selects the Company’s independent registered public accountants and has the authority to engage independent counsel and other advisors as it deems necessary.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K as of and for the year ended March 31, 2025 with management and CBIZ, the Company’s independent registered public accounting firm for the year ended March 31, 2025. The Audit Committee has discussed with CBIZ the matters required to be discussed by the Statement on Auditing Standard No. 1301, “Communications with Audit Committees,” as currently in effect and as adopted by the Public Company Accounting Oversight Board, both with and without management present. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from CBIZ required by applicable requirements of the Public Company Accounting Oversight Board regarding CBIZ’s communications with the Audit Committee concerning independence and has discussed with CBIZ their independence from the Company.

In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the management of the Company and by the independent auditors. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K as of and for the year ended March 31, 2025 for filing with the SEC.

Audit Committee
John P. Miller, Chair

Robert C. Flexon

Ping Fu

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407 or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation and Human Capital Committee

The Compensation and Human Capital Committee currently consists of Ms. Wilson (Chair), Mr. Powelson and Mr. Miller. Mr. Close will join the Compensation and Human Capital Committee after the conclusion of this Annual Meeting. The Compensation and Human Capital Committee is comprised solely of directors who qualify as independent for purposes of Nasdaq rules in conformance with the Compensation and Human Capital Committee’s charter, and are “non-employee directors,” as defined in Rule 16b-3 under the Exchange Act, and “outside directors,” as defined under Section 162(m) of the Internal Revenue Code of 1986, amended (the “Code”). The functions of the Compensation and Human Capital Committee include: (i) annually reviewing and recommending to the Board of Directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer; (ii) evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and, based on such evaluation, recommending to the Board of Directors the compensation of our Chief Executive Officer; (iii) determining the compensation of all executive officers other than the Chief Executive Officer; (iv) retaining, terminating and approving the compensation of any compensation advisors; (v) reviewing and approving our policies and procedures for the grant of equity based awards; (vi) reviewing and approving grants of awards under our incentive based compensation plans and equity based plans; (vii) reviewing and making recommendations to the Board of Directors with respect to director compensation; (viii) reviewing and overseeing the Company’s policies and practices relating to human capital management; (ix) reviewing, monitoring and providing recommendations to our Board of Directors on our workplace policies and practices, including corporate culture and employee engagement, talent management and leadership development, employee diversity and inclusion, and ensuring a respectful workplace free of discrimination and harassment; and (x) reviewing and evaluating, at least annually, the performance of our Compensation and Human Capital Committee and its members, and reporting to the Board of Directors on the results of such evaluation. The Compensation and Human Capital Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.capstonegreenenergy.com. Pursuant to its written charter, the Compensation and Human Capital Committee reviews its charter on an annual basis for compliance, best practices and any other needed updates or changes. During Fiscal 2025, the Compensation and Human Capital Committee held five (5) meetings.

Governance and Sustainability Committee

The Governance and Sustainability Committee currently consists of Mr. Powelson (Chair), Ms. Wilson and Ms. Fu. Mr. Close and Mr. Beard will join the Governance and Sustainability Committee after the conclusion of this Annual Meeting. The Governance and Sustainability Committee is comprised solely of “independent directors” as defined by Nasdaq rules in conformance with the Governance and Sustainability Committee’s charter. The Governance and Sustainability Committee is responsible for, among other things, (i) monitoring corporate governance matters; (ii) recommending to the full Board of Directors candidates for election to the Board of Directors and committees of the Board of Directors; (iii) coordinating the Board of Directors evaluation process; (iv) providing general oversight in respect of corporate governance, social responsibility, and sustainability matters; and (v) overseeing succession planning of the CEO and other key positions. The Governance and Sustainability Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.capstonegreenenergy.com. Pursuant to its written charter, the Governance and Sustainability Committee reviews its charter on an annual basis for compliance, best practices and any other needed updates or changes. During Fiscal 2025, the Governance and Sustainability Committee held three (3) meetings.

Board of Directors Refreshment and Performance Evaluations

We understand the importance of maintaining a Board of Directors that is comprised of individuals with fresh perspectives and a diversity of skills. Pursuant to our Corporate Governance Guidelines, directors generally are not eligible for nomination for a term that extends beyond his or her 72nd birthday. In addition, management directors are required to offer to resign from the Board of Directors upon their termination as an employee of the Company (other than as a result of normal retirement), which resignation may be accepted by the Board of Directors in its sole discretion, and a non-employee director must inform, and offer his or her resignation to, the Board of Directors in the event of any principal occupation or business association change, including retirement. The Board of Directors does not believe that directors who retire from or change the primary occupation that they held when they were first elected to the Board of Directors should necessarily leave the Board of Directors in every instance. The Board of Directors and Governance and

Sustainability Committee each balance the need for periodic board refreshment against the need for continuity, a broad range of experience and an understanding of the industry in which we operate. Since our 2021 Annual Meeting, three directors have retired or resigned, and five directors have been newly elected or appointment.

The charter of each of the Audit Committee, the Compensation and Human Capital Committee and the Governance and Sustainability Committee requires an annual performance evaluation, and the Company’s Corporate Governance Guidelines also mandate an annual evaluation of the Board of Directors. Such performance evaluations are designed to assess whether the Board of Directors and its committees function effectively and make valuable contributions to the Company. In June 2024, the Governance and Sustainability Committee conducted an assessment of the performance of the Board of Directors, as well as an assessment of each member’s skill sets and experience and how such skill sets and experience align with the needs of the Company in reaching the Company’s strategic objectives. In July 2024, the Governance and Sustainability Committee and the Board of Directors discussed the results of the assessments and put a follow-up process in place to conduct the annual performance evaluation of the Audit Committee, the Compensation and Human Capital Committee and the Governance and Sustainability Committee as well as the Board of Directors.

Director Recommendation and Nomination Process

Nominations of persons for election to our Board of Directors by the stockholders may be made at an annual meeting of stockholders by any stockholder who (i) was a stockholder of record entitled to vote in the election of directors at the time of giving of notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (ii) complies with the notice procedures set forth below and as further described in our bylaws as to such nomination.

Without qualification, for nominations, the stockholder must have given timely notice thereof in writing to the Secretary of the Company at:

Capstone Green Energy Holdings, Inc.

16640 Stagg Street

Van Nuys, CA 91406

Attention: John J. Juric, Secretary

As discussed in the Company’s bylaws, the notice must set forth: (i) certain information as to each nominee such stockholder proposes to nominate at the meeting as set forth in the Company’s bylaws, including such person’s written consent to being named in the proxy statement, proxy card and ballot as a nominee and to serving as a director if elected, and (ii) certain information as to, and certain representations and certifications from, the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, as set forth in the Company’s bylaws. See “What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2026 Annual Meeting?” for deadlines covering the timely submission of stockholder notices for director nominations under the Company’s bylaws.

The above does not purport to provide in detail the requirements for a stockholder’s nomination of the director. A stockholder interested in nominating a director to our Board of Directors is encouraged to review our bylaws and the SEC’s proxy rules, as any stockholder nomination must comply with the applicable provisions of our bylaws and the SEC’s proxy rules and will be handled in accordance with our bylaws and applicable laws.

The Governance and Sustainability Committee reviews the composition and size of the Board of Directors and determines the criteria for Board of Directors membership. In addition, the Governance and Sustainability Committee reviews the qualifications, qualities, skills and other expertise of prospective candidates to determine whether they will make good candidates for membership on the Company’s Board of Directors. This consideration includes, at a minimum, a review of each prospective candidate’s character, judgment, experience, expertise, age, diverse characteristics, independence under applicable law and freedom from other conflicts, as well as other factors that the Governance and Sustainability Committee deems relevant in light of the needs of the Board of Directors and the Company and/or that are in the best interests of the Company, including the ability to dedicate sufficient time, energy and attention to performance of Board of Directors duties, among other things. The Governance and Sustainability Committee selects qualified candidates and recommends those candidates to the Board of Directors, and the Board of Directors then decides if it will invite the candidates to be nominees for election to the Board of Directors. The Governance and Sustainability Committee also considers legal requirements, including stock exchange requirements and applicable laws and regulations.

The Governance and Sustainability Committee also considers issues of diversity, such as diversity of education and professional experience and differences in viewpoints, skills and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics. The Governance and Sustainability Committee actively considers all relevant factors when considering nominees for directors, including the factors outlined above, when evaluating potential nominees to the Board of Directors. The Board of Directors and the Governance and Sustainability Committee believe that it is essential that members of the Board of Directors represent diverse viewpoints.

The Governance and Sustainability Committee uses the following process to identify prospective candidates for the Board of Directors and to evaluate all candidates, including candidates recommended by stockholders in accordance with the Company’s policy regarding stockholder recommendations and the director nominations process. The Governance and Sustainability Committee: (i) reviews the composition and size of the Board of Directors and determines the criteria for Board of Directors membership; (ii) evaluates the Board of Directors for effectiveness and makes a verbal presentation of its findings to the Board of Directors; (iii) determines whether the current members of the Board of Directors who satisfy the criteria for Board of Directors membership are willing to continue in service; if the current members of the Board of Directors are willing to continue in service, the Governance and Sustainability Committee evaluates the performance of such Board of Directors members and considers those current members for re-nomination, and if the current members of the Board of Directors are not willing to continue in service or if there will be an increase in the number of directors on the Board of Directors, the Governance and Sustainability Committee considers candidates who meet the criteria for Board of Directors membership; (iv) if necessary, engages a search firm to assist with the identification of potential candidates; (v) compiles a list of potential candidates; (vi) evaluates the prospective candidates, including candidates recommended by stockholders, to determine which of the prospective candidates, if any, will best represent the interests of all stockholders and determines whether any conflicts of interest exist; (vii) holds meetings to narrow the list of prospective candidates; (viii) along with the Chair of the Board of Directors and management, interviews a select group of prospective candidates; (ix) approves the candidate or candidates who are most likely to advance the best interests of the stockholders; and (x) recommends the selected candidate or candidates to the Board of Directors and the stockholders for approval. The Governance and Sustainability Committee, which may request the assistance of members of the Board of Directors who are not on the Governance and Sustainability Committee in the execution of its duties, carefully documents the selection and evaluation process.

Stockholder Communications

The Company has a policy whereby stockholders may communicate directly with the Company’s Board of Directors, or individual members of the Board of Directors, by writing to the Company at:

Capstone Green Energy Holdings, Inc.

16640 Stagg Street

Van Nuys, CA 91406

Attention: John J. Juric, Secretary

and indicating prominently on the outside of any envelope that the communication is intended for: (i) the Board of Directors; (ii) the Chair of the Board of Directors; (iii) a specific committee of the Board of Directors; (iv) the non-management directors; or (v) any director or subset of directors of the Board of Directors. The Secretary reviews all correspondence and regularly forwards to the appropriate director, directors or the Board of Directors copies of all communications that, in the opinion of the Secretary, deal with the functions of or otherwise require the attention of individual directors, the Board of Directors or committees or subsets thereof. Unless, in the opinion of the Secretary, a communication is improper or irrelevant, a communication will not be withheld from its intended recipient(s) without the approval of the Chair of the Board of Directors, the Chair of the appropriate committee or the director who presides during non-management executive sessions. Directors may, at any time, review a log of all correspondence received by the Company in accordance with the policy and request copies of any such correspondence.

EXECUTIVE OFFICERS OF THE COMPANY

The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below. Please see Proposal 1 for additional information regarding our directors. There are no arrangements or understandings between any of our directors, nominees for directors or officers and any other person pursuant to which any director, nominee for director or officer was or is to be selected as a director, nominee or officer, as applicable. There are no material proceedings to which any of our officers, or any associates of any such persons, is a party adverse to the Company or any of our subsidiaries, and none of such persons has a material interest adverse to the Company or any of its subsidiaries. Other than Mr. Juric in respect of the Company’s Chapter 11 bankruptcy proceedings, no officer has been involved in any legal proceeding required to be disclosed under Item 401(f) of Regulation S-K. The age of and biographical information regarding each executive officer is based on information furnished to the Company by each executive officer and is as of June 13,2025.

The following list identifies the name, age and position(s) of the executive officers of the Company:

Name	Age	Position
Vincent J. Canino	62	Director, President & Chief Executive Officer
John J. Juric	64	Chief Financial Officer

The term of each executive officer runs until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The following is a biographical summary of the experience of the executive officers of the Company:

Vincent J. Canino, Director, President and Chief Executive Officer. A description of Mr. Canino’s background and business experience is provided under “Proposal 1—Election of Directors to the Board of Directors.”

John J. Juric, Chief Financial Officer, was appointed Chief Financial Officer in March 2023. Prior to joining the Company, Mr. Juric spent nearly two years providing management and financial consulting services to C-suite executives in multiple industries. Previously, Mr. Juric served as Vice President of Finance and Chief Financial Officer of USALCO, LLC, a chemical manufacturing and distribution company, for six years, and as President Americas & Asia Industrial Division and Americas Region Chief Financial Officer of Fiberweb, PLC., a global nonwoven products manufacturer and distributor, for nearly five years. Additionally, Mr. Juric’s career includes multiple leadership, finance, and accounting roles with publicly traded and privately held organizations. He also previously served as the Director of Finance at Hercules, Inc., a global specialty chemical manufacturing company. Mr. Juric is a Certified Public Accountant and holds an MBA and Bachelor of Science in Accounting degree from West Chester University.

PROPOSAL 2

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

Section 14A of the Exchange Act, put in place by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), requires the Company to seek a non-binding, advisory vote from its stockholders to approve the compensation of its NEOs (a “Say-on-Pay” vote) as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the related narrative disclosure in this Proxy Statement. Because the required vote is advisory, the result of the vote is not binding upon the Board of Directors or the Compensation and Human Capital Committee. However, the Board of Directors and the Compensation and Human Capital Committee value the perspectives and concerns of our stockholders regarding executive compensation.

At the Company’s 2024 annual meeting of stockholders, stockholders indicated a preference to hold a non-binding advisory vote to approve executive officer compensation on an annual basis, and the Board of Directors implemented this standard. The Board of Directors determined that the Company will hold a non-binding advisory vote to approve executive compensation on an annual basis until the next required vote on the frequency of such non-binding stockholder advisory vote or until the Board of Directors otherwise determined that a different frequency for such vote was in the best interests of our stockholders.

We believe that executive compensation should be linked to the Company’s performance and aligned with the interests of the Company’s stockholders. In addition, executive compensation is designed to allow the Company to recruit, retain and motivate employees who play a significant role in the organization’s current and future success.

Proposal

The Company is presenting this proposal, which gives you, as a stockholder, the opportunity to express your view on the compensation of our NEOs by voting FOR or AGAINST the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and other narrative executive compensation disclosures contained in the Company’s 2025 Proxy Statement, is hereby APPROVED.”

Position of Board of Directors

As discussed under the caption “Compensation of Officers”, the Compensation and Human Capital Committee of the Board of Directors believes that the executive compensation disclosed in this Proxy Statement is reasonable and appropriate, is justified by the performance of the Company and is the result of a carefully considered approach. Our executive compensation program is designed to attract, motivate, and retain a highly qualified group of executives and maintain a close correlation between the rewards to the Company’s executives and the strategic success of the Company and the performance of its stock.

Effect of Vote

Because your vote is advisory, it will not be binding upon the Company, the Compensation and Human Capital Committee or the Board of Directors; however, we value stockholders’ opinions, and we will consider the outcome of the Say-on-Pay vote when determining future executive compensation arrangements.

Vote Required

The affirmative vote of a majority of the votes cast by the common stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this proposal. Even though this vote will neither be binding on the Company or the Board of Directors nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duties on, the Company or the Board of Directors, the Compensation and Human Capital Committee will take into account the outcome of the vote when considering future executive compensation decisions. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

COMPENSATION OF OFFICERS

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and has elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this Proxy Statement. Although the rules allow the Company to provide less detail about its executive compensation program, the Compensation and Human Capital Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. The information below summarizes the executive compensation program and results for our NEOs for Fiscal 2025.

Executive Summary

Business Overview: Capstone has pioneered the future of low-emissions oil free technology for almost four decades. Our very low maintenance intervals allow for high availability rates, thus making us a leader of sustainable clean energy technology solutions worldwide. Our commitment to safety, innovation and operational excellence helps set the gold standard for holistic, sustainable energy solutions that deliver results. Capstone strives to be the first choice when energy matters. We do this by providing multi-faceted energy solutions in various formats. Our bespoke solutions help solve the “Energy Trilemma” of resiliency, affordability and sustainability. Capstone’s product portfolio not only showcases our core microturbine technology but also includes other products that help clients create a holistic, clean and flexible energy solution. These solutions can integrate into either a microgrid application or into a straight-forward distributed generation solution that can also recycle the waste heat from our microturbines into useful hot water, steam and/or chilled water.

We develop, manufacture, market, sell and service microturbine-based technology solutions for use in stationary distributed power generation (“simple cycle”) applications or in distribution networks. Our microturbine technology can be used as a standalone power solution or as Combined Heat and Power cogeneration and Integrated Combined Heat and Power applications where the heat recovery module is directly integrated within the microturbine package, and Combined Cooling, Heat and Power, also known as tri-generation.

We offer customers a range of commercial, industrial and utility scale options tailored to their specific needs ranging from 65 kilowatts (“kW”) to multiple megawatts (“MW”). Capstone also offers complimentary ancillary products to recycle waste energy into other useful applications. We also manufacture and supply system controllers that provide complete automated system control, including electrical load following and custom logic to protect against expensive local utility demand charges. These controllers include the legacy Capstone Logic Controllers and the Capstone C1000S Series system controllers.

To help clients maintain confidence in the total cost of ownership in their investment, Capstone also offers factory protection plans (“FPP”) which provide planned and unplanned maintenance coverage. For those clients who may be more capital constrained or prefer to leverage their capital back into their own businesses, Capstone also provides financial solutions under our Energy-as-a-Service (“EaaS”) offerings. Our EaaS offerings currently include four repeatable business models: (1) rental services, (2) Build, Own, Operate and Maintain and (3) power purchase agreement solutions, and (4) “lease to own.”

Capstone products allow customers to produce power on-site in parallel with the local electric grid seamlessly due to our inverter-based technology, thus avoiding the addition and integration of large and costly switchgear lineups required to protect the grid. Our solutions can also run in stand-alone or “island mode” when no local electric grid is available. Several other technologies are available for use in providing “on-site power generation” or “distributed generation” but they lack the compact, high redundancy, simple installations and low maintenance intervals that Capstone microturbine products provide. Our built in or “Active Redundancy” in our C400, C600, C800, and C1000S Series systems and our low maintenance intervals are what drive our high availability factors. Reciprocating industrial engines (also known as internal combustion engines), solar photovoltaic power (“PV”), wind turbines and fuel cells can all play a role in distributed generation but are vastly different to the Capstone solution when considering redundancy, maintenance intervals, and capacity factors as all necessary components to create high available run time (“availability rate”). Due to its inverter-based technology and ability to generate power at any given time on a sustainable basis, our microturbines are one of the few technologies that can be the foundation/backbone of a set of interconnected distributed energy sources such as PV, wind, battery energy storage systems, fuel cells, etc. (a “local microgrid”). When a client’s overall sustainability and lower carbon footprint goals require integrated renewable energy and battery energy storage, operating these components in a microgrid fashion can be quite challenging due to frequently changing dynamics of the system. Capstone’s inverter-based microturbine technology is the stabilizing answer to this resiliency dilemma. This is the strength of the Capstone technology.

Our microturbine’s low maintenance intervals and fuel flexibility are optimal for remote applications where grid power either does not exist or lacks resiliency. For customers that do not have access to the local electric utility grid, microturbines provide cleaner, on-site power with fewer scheduled maintenance intervals and greater fuel flexibility than competing technologies. Examples of this are in the oil and gas space where utility power may take many years to reach the production areas; since our microturbines can run on many different types of gas, including gas with a higher amount of sulfur, known in the industry as “sour gas”, we are able to provide their local power needs and significantly reduce emissions versus flaring or traditional generation solutions used at the well head.  We have provided Capstone microturbine energy systems designed for onshore and offshore oil and gas applications with product offerings ranging from 65 kW to one MW in electric power output, which can be deployed in arrays of multiple MWs.

For customers with access to the electric grid, microturbines provide an additional source of continuous, flexible, on-site power generation, thereby providing additional reliability and potential cost savings compared to the local utility. With our stand-alone feature, customers can produce their own energy in the event of a utility power outage and can use microturbines as their primary source of power for extended periods of time unlike traditional diesel standby generator sets. Because our microturbines also produce clean, usable heat energy, they provide economic advantages to customers that can benefit from the use of hot water, chilled water, air conditioning, steam and direct drying.

Our microturbine technology works well in remote applications where alternative fuels (e.g., biogas, LPG, butane, propane, LNG and now even 35% hydrogen blended natural gas) can be transported to the microturbine. For instance, remote island locations have found this solution to be very useful. This solution provides lower emissions, lower maintenance intervals, and needed redundancy and reliability when compared to a diesel technology alternative. In addition, our microturbines have been used to support battery charging stations for electric vehicles. The microturbine solution has become quite useful in areas where the utility is unable to support the electric demand from Electric Vehicle charging stations.

Our microturbines combine proprietary air bearing technology, advanced combustion technology, sophisticated power electronics, and advanced software controls to form efficient and ultra-low emission electricity and cooling and heat production systems. Because of our air bearing technology, our microturbines do not require lubricating oil, grease or traditional coolants, thus lowering the frequency of routine maintenance events whilst creating a cleaner and environmentally friendly option to alternative technologies.

Our microturbines can also be fueled by hydrogen on a 30% hydrogen / 70% natural gas mix. As part of our Research and Development efforts, we are actively pursuing a microturbine running on 100% hydrogen. We have been able to demonstrate operation with 100% hydrogen in multiple lab locations and field trial with institutional industrial clients.

Our microturbines are sold primarily through global distributors and Original Equipment Manufacturers (“OEMs”). Distributors purchase our products for sale to end users and also provide service, application engineering, and installation support. Distributors also provide a variety of additional services, including engineering, application, and air permit support services in which the microturbines will be used, installation support of the products at the end users’ sites, commissioning the installed applications and providing post-commissioning service, including a FPP agreement. Our distributors perform as independent value-added resellers. OEMs integrate our products into their own product solutions.

Pay Mix: The pay mix of our executive compensation program continues to emphasize the performance-based portions of compensation and is designed to align the interests of our NEOs with our stockholders. The charts below show the relative composition of target total direct compensation for our Chief Executive Officer (“CEO”) and current Chief Financial Officer (“CFO”). All figures below are shown as a percentage and rounded to the nearest whole number. See

“Components and Results of the Fiscal 2025 Executive Compensation Program—Long-Term Incentive Targets and Awards” for more information about the awards.

Oversight of Executive Compensation and Role of the Compensation and Human Capital Committee

The Compensation and Human Capital Committee is comprised entirely of independent, non-employee members of the Board of Directors. The Compensation and Human Capital Committee oversees the executive compensation program for our NEOs and makes recommendations to the Board of Directors regarding the compensation of our CEO. Under its charter, the Compensation and Human Capital Committee may delegate its responsibilities to one or more subcommittees as it deems appropriate from time to time. In addition, it may also employ a compensation consultant, independent legal counsel, or other adviser to assist in the evaluation of the compensation of our executive officers and its other duties. The Compensation and Human Capital Committee works with Pearl Meyer, an independent compensation consultant it has retained, and management to examine the effectiveness of the Company’s executive compensation program throughout the year. The Compensation and Human Capital Committee performs an annual assessment of the compensation consultant’s independence and determined the compensation consultant’s work for the 2025 Fiscal Year did not raise any conflicts of interest. Details of the Compensation and Human Capital Committee’s authority and responsibilities are specified in the Compensation and Human Capital Committee’s charter, which may be accessed at our website, www.capstonegreenenergy.com, by clicking “Investors” and then “Corporate Governance.”

The Role of the Peer Group: The Compensation and Human Capital Committee uses compensation data from a peer group to inform compensation recommendations for our CEO and other NEOs. In recommending and setting compensation for Fiscal 2025, the Compensation and Human Capital Committee reviewed comparative market data provided by Pearl Meyer, including a comprehensive analysis of total compensation and compensation components based on the peer group and published survey data appropriate to the Company’s industry and annual revenue. Each year, the Compensation and Human Capital Committee, with Pearl Meyer, assesses the composition of this peer group based on a variety of factors, including similarities in revenue levels and market capitalization, industry alignment, and talent market overlap. The Compensation and Human Capital Committee approved the following companies as our peer group during the year:

American Superconductor Corp.	Espey Manufacturing & Electronics Corp.	Polar Power, Inc.
Beam Global	FuelCell Energy, Inc.	Twin Disc, Inc.
Broadwind, Inc.	Graham Corporation	Ultralife Corporation
CECO Environmental Corp.	Orion Energy Systems, Inc.	Vicor Corporation
Energy Recovery, Inc.	Pioneer Power Solutions, Inc.

The compensation reports provided by Pearl Meyer include detailed information regarding base salary, target cash incentive compensation, target total cash compensation, estimated value of long-term incentive compensation and target total direct compensation for individuals deemed to be comparable to our executive officers in the peer group. The Compensation and Human Capital Committee used this information to assess the levels of compensation that are appropriate for our executive officers, including our NEOs.

Annual Risk Assessment: To determine the level of risk arising from our compensation policies and practices, we conducted an executive compensation risk assessment during the 2025 Fiscal Year under the oversight of the Compensation and Human Capital Committee and in conjunction with Pearl Meyer. Several areas of potential compensation risk were reviewed, including competitiveness of pay, the balance between fixed and variable, performance-based elements, the balanced nature of our incentive plan performance measures, the target-setting process for the measures, capped incentive payouts, program alignment with stockholder returns, stock ownership guidelines, and anti-hedging and anti-pledging policies. The Compensation and Human Capital Committee and Pearl Meyer noted that our compensation programs overall mitigate risk and protect stockholder interests.

2025 Summary Compensation Table

The following table sets forth information regarding the compensation paid to or earned by our CEO and our other current NEOs, for services rendered to us and our subsidiaries for the fiscal years indicated.

			Stock	Non-Equity Incentive	All Other
		Salary	Awards	Plan Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)(2)	($)(3)	($)(4)	($)
Vincent J. Canino	2025	550,000	46,500	825,000	35,602	1,457,102
President & Chief Executive Officer (5)	2024	21,154	472,500	—	—	493,654
John J. Juric	2025	400,000	55,800	360,000	10,537	826,337
Chief Financial Officer (6)	2024	375,000	292,590	48,611	49,542	765,743
(1)	This column represents the aggregate grant date fair value of restricted stock units (“RSUs”), performance restricted stock units (“PRSUs”) and Non-Voting Common Stock granted in the years presented in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”), excluding the estimated impact of forfeitures related to service-based vesting conditions. Grant date fair value was calculated using the closing price of Capstone’s common stock or an independent valuation performed on the date of grant. In FY 2024, Mr. Canino was offered an initial sign-on grant of 450,000 RSUs that vest ratably over a three-year period. Mr. Canino joined the Company in March 2024 and did not receive a PRSU award for Fiscal 2024, but was granted 25,000 RSUs and 25,000 PRSUs in FY 2025. For PRSUs granted in Fiscal 2024, the amount reported in the table above represents the grant date fair value of such award assuming the probable outcome of the performance conditions. The value of such award, assuming the maximum achievement of the performance conditions, was $56,250 for Mr. Juric. Mr. Juric’s RSU and PRSU awards were subsequently cancelled in accordance with the Company’s restructuring. In Fiscal 2025 Mr. Juric was granted 45,000 RSUs and 15,000 PRSUs.
(2)	On September 27, 2023, prior to the Company’s financial restructuring, Mr. Juric was awarded 114,560 shares, of the Non-Voting Common Stock of Capstone Turbine International, Inc. In connection with such restructuring Capstone Turbine International, Inc., a former wholly owned subsidiary of Capstone Green Energy Corporation, became a public company and was renamed Capstone Green Energy Holdings, Inc. as successor to Capstone Green Energy Corporation for purposes of SEC registration, and the Non-Voting Common Stock of Capstone Turbine International, Inc. became the Company’s Non-Voting Common Stock. In accordance with ASC 718, the Company assessed the grant date fair values of the awards of Non-Voting Common Stock at the time of the respective grants (i.e., as grants of the Non-Voting Common Stock of Capstone Turbine International, Inc.) to be of nil value at issuance. Upon completion of the Company’s financial restructuring, the Non-Voting Common Stock was revalued in accordance with ASC 718. The amounts reported in this column in respect of the Non-Voting Common Stock represent the incremental fair value of the Non-Voting Common Stock associated with the revaluation of the Non-Voting Common Stock in connection with the Company’s restructuring.
(3)	This column represents non-equity incentive plan compensation earned pursuant to the Capstone Executive Annual Incentive Plan (the “AIP”).
(4)	For Mr. Canino, amounts reported in this column include Company contributions to the 401(k) plan of $14,158 and commuter benefits of $21,444. For Mr. Juric, amounts reported in this column include Company contributions to the 401(k) plan of $10,399 and tax gross-up payments of $39,143 related to his award of Non-Voting Common Stock that were issued to facilitate the Chapter 11 bankruptcy restructuring and Company contributions to the 401(k) plan of $10,537 for Fiscal 2025.
(5)	Mr. Canino joined the Company on March 11, 2024.
(6)	Mr. Juric joined the Company on March 6, 2023.

Components and Results of the Fiscal 2025 Executive Compensation Program

The primary components of the compensation program for our NEOs are base salary, annual incentive compensation and long-term incentives and awards. Our NEOs are also eligible for employee benefits consistent with those offered to other employees of the Company and for severance and change in control (“CIC”) benefits.

Base Salary: Base salary is intended to provide a level of assured cash compensation that is competitive in the marketplace to our executive officers. It is based on the individual’s qualifications, experience with the Company, past performance, taking into account all relevant criteria, value to the Company, the Company’s ability to pay and relevant competitive market data. The Compensation and Human Capital Committee approved the following base salaries:

	Base Salary at the end of Fiscal Year
Named Executive Officer	2025	2024	% Increase
Vincent J. Canino (1)	$550,000	$550,000	0%
John J. Juric (2)	$400,000	$375,000	7%
(1)	Mr. Canino joined the Company on March 11, 2024.
(2)	Mr. Juric joined the Company on March 6, 2023.

Annual Incentive Compensation, Targets and Results: The AIP for Fiscal 2025 was designed to focus our NEOs on driving future growth, managing cash flow and profitability. The AIP established for Fiscal 2025 was designed to reward our NEOs and other senior executives if we were to achieve pre-determined total gross profit, adjusted EBITDA, and cash flows from operations, subject to our standard clawback provisions. Target annual incentive opportunities are expressed as a percentage of base salary and were established based on each NEO’s level of responsibility and ability to impact overall results. The Compensation and Human Capital Committee also considers market data in setting target award amounts. Mr. Juric’s target award opportunity for Fiscal 2025 was 60% of his base salary. Mr. Canino began participating in the AIP at the beginning of Fiscal 2025, and his target award opportunity was 100% of his base salary. All awards require compliance with covenants appearing in the credit agreement that we entered into following our emergence from Chapter 11 bankruptcy (the “Exit Note Purchase Agreement”) to be eligible for any incentive payout regardless of goal achievement(s). The Compensation and Human Capital Committee also has the discretion to determine if any amendments to the Exit Note Purchase Agreement covenants that have a financial or operational impact on the Company could result in the performance gate/trigger to not have been met.

The weightings for the performance measures for Fiscal 2025 are set forth in the table below:

Gross	Adjusted	Cash Flows
Profit	EBITDA	from Operations
50%	20%	30%

The Fiscal 2025 AIP performance goals were structured to encourage growth (in thousands):

	Performance Payout Level
Performance Metrics	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Results
Gross Profit	$10,530	$15,087	$22,485	$23,317	(2)
Adjusted EBITDA	$633	$1,368	$5,135	$9,527	(1)(2)
Cash flows from operations	$500	$1,000	$2,230	$7,688
(1)	Adjusted EBITDA is defined as EBITDA before stock-based compensation, non-recurring legal and consulting expenses and other items determined at the discretion of the Compensation and Human Capital Committee. EBITDA for purposes of the AIP is defined as net income (loss) before interest, provision for income taxes and depreciation and amortization expense. Refer to Appendix A for a reconciliation of net loss, as reported, to adjusted EBITDA.
(2)	Gross Profit and Adjusted EBITDA exclude the AIP bonus.

On June 27, 2025, the Compensation and Human Capital Committee by Unanimous Written Consent determined certain performance targets were met under the terms of awards granted for the 2025 Fiscal Year pursuant to the Fiscal Year 2025 AIP. The Compensation and Human Capital Committee determined that the Company reached above the maximum level of achievement for the gross profit, adjusted EBITDA and cash flows from operating activities performance criteria. As such, the Compensation and Human Capital Committee authorized payments for Fiscal 2025 for the senior leadership team and recommended to the Board of Directors approval of Mr. Canino’s AIP payment. On June 30, 2025, by Unanimous Written Consent, the Board of Directors approved payment of Mr. Canino’s Fiscal Year 2025 AIP.

Long-Term Incentive Targets and Awards: In discharging its responsibility for administering the Company’s stock-based compensation programs, the Compensation and Human Capital Committee regularly monitors and evaluates the total cost of such programs, based on information provided annually by, and in consultation with the Company’s independent compensation consultant. This information includes share utilization and annual grant levels. The Compensation and Human Capital Committee determines the appropriate award to grant to each NEO by assessing equity incentive awards made to officers of comparable companies.

Long-term incentive awards are designed to have senior executives focused on the execution of longer-term financial and strategic growth goals that drive stockholder value creation, strengthen our financial position, and support the Company’s leadership retention strategy. Furthermore, the Company’s long-term incentive program is designed to align key talent with the Company’s long-term strategic objectives and stockholder value creation. The Company grants RSUs to support leadership development, drive sustained performance, and promote retention of top contributors. The number of RSUs awarded is determined by the difficulty level of the individual’s role and their placement within our 5-Block Talent Framework, which evaluates Growth Potential and Performance/Skill.

All unvested awards that were part of the Fiscal 2024 Executive Annual Incentive Programs granted prior to December 7, 2023 were cancelled in accordance with the Company’s restructuring. Fiscal 2025 PRSU awards are tied to a three-year performance period and are based equally (50/50) on two key financial metrics: Products and Accessories Gross Margin percentage and Service Gross Margin percentage. Performance is assessed against pre-established achievement levels for each metric, with attainment of awards of 50%, 100% or 150% of target.  Vesting is determined at the end of the three-year period based on actual results of the two metrics. All awards are subject to the terms of the Company’s incentive and equity plans and are at the discretion of the Compensation and Human Capital Committee, including the authority to pay the awards in cash or stock, and to modify or terminate the program at any time.

Outstanding Equity Awards at 2025 Fiscal Year-End

Information about outstanding equity awards held by our NEOs as of the end of Fiscal 2025 is set forth in the table below.

	Option Awards				Stock Awards
							Equity Incentive	Equity Incentive
							Plan Awards:	Plan Awards:
					Number of	Market Value	Number of Unearned	Market or Payout Value
	Number of Securities				Shares or	of Shares or	Shares,	of Unearned Shares,
	Underlying		Option		Units of Stock	Units of Stock	Units, or Other Rights	Units, or Other Rights
	Unexercised Options		Exercise	Option	That Have	That Have	That Have	That Have
	Exercisable	Unexercisable	Price	Expiration	Not Vested	Not Vested	Not Vested	Not Vested
Name	(#)	(#)	($)	Date	(#)(1)	($)	(#)	($)
Vincent J. Canino	—	—	—	—	325,000	331,500	25,000	23,250
John J. Juric	—	—	—	—	45,000	45,900	15,000	13,950
(1)	Mr. Canino’s RSUs include 300,000 shares of voting common stock underlying restricted stock units that vest in two equal annual installments commencing on March 11, 2026 and March 11, 2027, and 25,000 shares of voting common stock underlying restricted stock units that vest in three equal annual installments commencing on September 9, 2025. Mr. Juric’s RSUs include 45,000 shares of voting common stock underlying restricted stock units that vest in three equal annual installments commencing on September 9, 2025.

Employee Benefits: Executive officers are generally entitled only to health, welfare and retirement benefits that are consistent with those offered to other employees of the Company. The Company offers group life, disability, medical, dental and vision insurance and an employee stock purchase program. The Company maintains a defined contribution 401(k) profit-sharing plan in which all employees are eligible to participate. The plan also provides for both Company matching and discretionary contributions, which are determined by the Board. The Company matches 50 cents on the dollar up to 6% of the employee’s compensation that is contributed. The Company’s match vests 25% per year over four years commencing on the employee’s hire date.

For the CEO’s first year of employment with the Company, to accommodate his transition to working out of the Company’s corporate headquarters in Van Nuys, California, the Company has agreed to reimburse him for the cost of reasonable hotel expenses incurred by him on business days that he works out of such office.

Executive Employment Contracts, Termination of Employment and Change in Control Arrangements: On December 7, 2023, the Company adopted the Capstone Green Energy Holdings, Inc. Severance Pay Plan (the “New Severance Plan”), which contains terms substantially similar to those set forth in the original severance plan prior to the restructuring, which provide that, in the event that the Chief Financial Officer’s employment is terminated by the Company without Cause, the Chief Financial Officer will be entitled to receive, subject to the execution of a separation agreement containing a general release of claims, 12 months of base salary continuation and reimbursement of COBRA premiums for twelve months. The New Severance Plan provides that, in the event that the Chief Executive Officer’s employment is terminated by the Company without Cause, the Chief Executive Officer will be entitled to receive, subject to the execution of a separation agreement containing a general release of claims, eighteen months of base salary continuation and reimbursement of COBRA premiums.

Prior to December 7, 2023, the Company entered into a Change in Control Agreement (“Pre-Emergence CIC Agreement”) with Mr. Juric for certain payments and benefits following a termination of Mr. Juric’s employment either by the Company without Cause (as defined in the Pre-Emergence CIC Agreement) (other than due to Mr. Juric’s death, Mr. Juric being Disabled (as defined in the Pre-Emergence CIC Agreement), or Mr. Juric becoming an employee of any direct or indirect successor to the business or assets of the Company, rather than continuing as an employee of the Company) or by Mr. Juric for Good Reason (as defined in the Pre-Emergence CIC Agreement), in either case within six months prior to or 24 months following a CIC (as defined in the Pre-Emergence CIC Agreement and such a termination, a “Pre-Emergence CIC Agreement Qualifying Termination”). In the event of a Pre-Emergence CIC Agreement Qualifying

Termination, subject to Mr. Juric signing and not revoking a separation agreement containing a general release of claims and a non-disparagement covenant (the “Pre-Emergence CIC Agreement Separation Agreement”), compliance with his obligations under the Pre-Emergence CIC Agreement Separation Agreement and compliance with any other continuing obligations to the Company or its successor, Mr. Juric will be eligible to receive (a) a lump sum severance payment equal to one and one-half (1.5) times the sum of Mr. Juric’s (i) annual base salary for the calendar year in which the Pre-Emergence CIC Agreement Qualifying Termination occurs (or annual base salary in effect immediately prior to the CIC, if higher) and (ii) target annual incentive compensation for the calendar year in which the Pre-Emergence CIC Agreement Qualifying Termination occurs, but pro-rated for the portion of such calendar year that falls prior to the Pre-Emergence CIC Agreement Qualifying Termination; (b) a monthly cash payment in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Juric if he had remained employed by the Company for up to 18 months; and (c) acceleration of any unvested equity awards outstanding on the date of the Pre-Emergence CIC Agreement Qualifying Termination, assuming achievement of performance criteria at target and without reduction for any shortened performance period in the case of performance-based equity awards. Payments under the Pre-Emergence CIC Agreements are in lieu of payments under the New Severance Plan. Our recently completed financial restructuring constituted a CIC under the Pre-Emergence CIC Agreements, but a Pre-Emergence CIC Agreement Qualifying Termination of Mr. Juric has not occurred. If Mr. Juric experiences a Pre-Emergence CIC Agreement Qualifying Termination within 24 months following such restructuring, Mr. Juric would be eligible to receive the foregoing severance payments and benefits, as applicable, pursuant to his Pre-Emergence CIC Agreement.

In connection with the appointment of Mr. Canino as President and Chief Executive Officer, the Company entered into a CIC Agreement with Mr. Canino (the “Amended and Restated CIC Agreement” and together with the Pre-Emergence CIC Agreement, the “CIC Agreements”). The Amended and Restated CIC Agreement provides for certain payments and benefits following a Qualifying Termination (as defined in the Amended and Restated CIC Agreement). In the event of a Qualifying Termination, subject to Mr. Canino’s execution and non-revocation of a Separation Agreement, compliance with his obligations under the Separation Agreement and compliance with any other continuing obligations to the Company or its successor, he will be eligible to receive: (a) two and one-half (2.5) times the sum of his: (i) annual base salary for the calendar year in which the Date of Termination (as defined in the Amended and Restated CIC Agreement) occurs (or his annual base salary in effect immediately prior to the CIC, if higher) and (ii) target annual incentive compensation for the calendar year in which the Date of Termination occurs; (b) a monthly cash payment in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Canino if he had remained employed by the Company, for up to 18 months; and (c) acceleration of any unvested equity awards outstanding on the date of the Qualifying Termination, assuming achievement of performance criteria at target and without reduction for any shortened performance period in the case of performance-based equity awards. Payments under the Amended and Restated CIC Agreement are in lieu of payments under the New Severance Plan.

The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The tables below set forth the amount of compensation payable to each of Messrs. Canino and Juric, as if each situation occurred on March 31, 2025, under the severance plans and CIC Agreements discussed above.

Mr. Canino

			Involuntary Termination
	Involuntary Termination		Related to
Executive Benefits and Payments upon Termination	without Cause		Change in Control
Cash Payments	$825,000	(1)	$1,925,000	(2)
Insurance Benefits	32,630	(3)	32,630	(4)
Total	$857,630		$1,957,630
(1)	Reflects severance payments of Mr. Canino’s annual base salary as of March 31, 2025 over a period of 18 months, payable under the New Severance Plan.
(2)	Reflects a lump sum severance payment equal to two and one-half (2.5) times the sum of Mr. Canino’s annual base salary as of March 31, 2025, and target annual incentive compensation, payable under the Amended and Restated CIC Agreement.
(3)	Reflects monthly payments of health benefit premiums over a period of 18 months, payable under the New Severance Plan.
(4)	Reflects monthly payments of health benefit premiums over a period of 18 months, payable under the Amended and Restated CIC Agreement.

Mr. Juric

			Involuntary Termination
	Involuntary Termination		Related to
Executive Benefits and Payments upon Termination	without Cause		Change in Control
Cash Payments	$400,000	(1)	$840,000	(2)
Insurance Benefits	25,763	(3)	38,645	(4)
Total	$425,763		$878,645
(1)	Reflects severance payments of Mr. Juric’s annual base salary as of March 31, 2025 over a period of 52 weeks, payable under the New Severance Plan.
(2)	Reflects a lump sum severance payment equal to one and one-half (1.5) times the sum of Mr. Juric’s annual base salary as of March 31, 2025, and target annual incentive compensation, payable under the Pre-Emergence CIC Agreement.
(3)	Reflects monthly payments of health benefit premiums over a period of 12 months, payable under the New Severance Plan.
(4)	Reflects monthly payments of health benefit premiums over a period of 18 months, payable under the Pre-Emergence CIC Agreement.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “Compensation Actually Paid” (“CAP”) and certain performance measures required for Smaller Reporting Companies. The following table provides the information required for our NEOs for each of the fiscal years ended March 31, 2023, March 31, 2024 and March 31, 2025 along with the required financial information for each fiscal year:

					Value of Initial Fixed
	CEO		Non-CEO NEOs		of $100 Investment
			Average		Based on
	Summary		Summary	Average	Total
	Compensation	Compensation	Compensation	Compensation	Shareholder	Net Income (Loss)
	Table Total (1)	Actually Paid (1)	Table Total (2)	Actually Paid (1)(2)	Return (3)	(in millions)
Year	($)	($)	($)	($)	($)	($)
2025(4)	1,457,102	1,320,602	826,337	815,537	71.43	(7.2)
2024(4)	493,654	493,654	765,743	374,493	100.00	7.4
2024(5)	449,511	449,511	—	—	—	—
2024(6)	670,622	206,010	—	—	—	—
2023(6)	926,739	503,248	282,757	113,388	—	(24.5)
(1)	SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported in the Pay Versus Performance table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. A significant portion of the CAP amounts shown relate to changes in values of unvested awards over the course of the applicable reporting year. Our NEOs do not participate in a defined benefit plan, so no adjustment for pension benefits is included in the table below.

The following table below details these adjustments to compensation as reported in the Summary Compensation Table:

	2025	2024			2023	2025	2024	2023
	Vince J.	Vince J.	Robert C.	Darren R.	Darren R.	Average Non-	Average Non-	Average Non-
	Canino	Canino	Flexon	Jamison	Jamison	CEO NEOs	CEO NEOs	CEO NEOs
Total Compensation from Summary Compensation Table	$1,457,102	$493,654	$449,511	$670,622	$926,739	$826,337	$765,743	$282,757

Adjustment for grant date values in the Summary Compensation Table	$(46,500)	$(472,500)	$(35,869)	$(362,167)	$(362,170)	$(55,800)	$(292,590)	$(185,126)
Year-end fair value of unvested awards granted in the current year	37,500	472,500	—	—	79,225	45,000	—	83,125
Year-over-year difference of year-end fair values for unvested awards granted in prior years	(90,000)	—	—	—	(107,040)	—	—	—
Fair values at vest date for awards granted and vested in current year	—	—	35,869	—	—	—	67,590	—
Difference in fair value between prior year-end fair values and vest date fair values for awards granted in prior years	(37,500)	—	—	(2,888)	(33,506)	—	—	(799)
Forfeitures during current year equal to prior year-end fair value	—	—	—	(99,557)	—	—	(166,250)	(66,569)
Total Adjustments for Equity Awards	$(136,500)	$—	$—	$(464,612)	$(423,491)	$(10,800)	$(391,250)	$(169,369)
Compensation Actually Paid (as calculated)	$1,320,602	$493,654	$449,511	$206,010	$503,248	$815,537	$374,493	$113,388

(2)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:

2025 and 2024: John J. Juric

2023: John J. Juric and Frederick S. Hencken III

(3)	Because we have less than two full years of trading data, for purposes of the requirement in Item 402(v)(2)(iv), we measure cumulative total shareholder return (“TSR”) beginning on the date of our emergence from bankruptcy. TSR is calculated using the fair value of our Common Stock as set forth in valuation reports as of March 31, 2024 and December 7, 2023.
(4)	CEO reflects Vincent J. Canino, who became President and CEO of the Company on March 11, 2024.

(5)	CEO reflects Robert C. Flexon, who was appointed Executive Chairman on August 9, 2023 and served as our Interim President and CEO of the Company from August 22, 2023 until March 10, 2024. Mr. Flexon remained Executive Chairman until March 31, 2024.
(6)	CEO reflects Darren R. Jamison, who served as our President and CEO until August 22, 2023.

Pay Versus Performance Relationship Disclosures

Compensation Actually Paid and Cumulative Total Shareholder Return

The graph below compares the CAP to our CEOs and the average of the CAP to our remaining Non-CEO NEOs, with our cumulative TSR for the fiscal years ended March 31, 2025, 2024 and 2023. TSR amounts reported in the graph assume an initial fixed investment of $100 at the beginning of the period.

Compensation Actually Paid and Net Income (Loss)

The graph below compares the CAP to our CEOs and the average of the CAP to our Non-CEO NEOs, with our net income (loss) for the fiscal years ended March 31, 2025, 2024 and 2023.

COMPENSATION OF DIRECTORS

The non-employee directors’ RSUs were cancelled on December 7, 2023 in connection with the Company’s restructuring.

The director fee schedule for the 2025 Fiscal Year remained unchanged from the previous fiscal year. Pursuant to the director compensation policy, each non-executive director will receive an annual base retainer of $75,000, payable in cash on a quarterly basis. The Chair of the Board will receive an additional cash retainer of $25,000, the Audit Committee Chair will receive an additional annual retainer of $17,000, and the other Audit Committee members will receive an additional annual retainer of $8,000. The Compensation and Human Capital Committee Chair will receive an annual retainer of $15,000, and the other Compensation and Human Capital Committee members will receive an additional annual retainer of $6,000. The Governance and Sustainability Committee Chair will receive an additional annual retainer of $10,000, and the other Governance and Sustainability Committee members will receive an additional annual retainer of $6,000. Non-executive directors will also receive an annual grant of RSUs valued at $10,000, commencing with the 2024 Annual Meeting. All payments are paid quarterly in arrears. If requested, all director expenses incurred in attending the Board or committee meetings are reimbursed by the Company. On January 22, 2024, the Board approved a policy providing for the grant of 10,000 RSUs to each new director appointed on or prior to December 7, 2024.

Mr. Canino, the Company’s President and Chief Executive Officer, did not receive compensation for serving as a member of the Board. The Company uses its fiscal year in reporting compensation rather than the term of the Board. Compensation amounts may differ between the Company’s fiscal year and the term of the Company’s Board. Information about the compensation of the non-employee directors for the 2025 Fiscal Year is set forth in the table below.

	Fees Earned or	Stock
Name	Paid in Cash ($)(1)	Awards ($)(2)	Total ($)
John P. Miller	89,000	10,000	99,000
Yon Y. Jorden	98,000	—	98,000
Robert F. Powelson	91,000	10,000	101,000
Denise M. Wilson	96,000	10,000	106,000
Ping Fu	89,000	10,000	99,000
Robert C. Flexon	91,576	10,000	101,576
(1)	For each term of the Board (beginning on the date of an annual meeting of stockholders and ending on the date immediately preceding the next annual meeting of stockholders), a non-employee director may elect to receive a stock award in lieu of all or any portion of his or her annual retainer or committee fee cash payment. The award is calculated by dividing the amount of the fee by the fair market value of a share of common stock on the date the fee is payable. For the 2025 Fiscal Year, due to limited share pool availability, 100% of the amount of the aggregate directors’ fees was paid in cash.
(2)	This column represents the aggregate grant date fair value of stock awards granted during the 2025 Fiscal Year calculated in accordance with ASC 718, excluding the estimated impact of forfeitures related to service-based vesting conditions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information as of June 13, 2025 (unless otherwise indicated) regarding beneficial ownership of our Common Stock and Non-Voting Common Stock by: (1) each director, nominee for director and NEO of the Company; (2) all directors and executive officers as a group; and (3) each person known by the Company to be the beneficial owner of more than 5% of the outstanding capital stock of the Company. As of June 13, 2025, there were 18,839,849 shares of Common Stock and 508,475 shares of Non-Voting Common Stock outstanding. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law. The information provided in the table below is based on the Company’s records, information filed publicly with the SEC and other information provided to the Company.

	Common Stock		Non-Voting Common Stock		% of Combined
	Number	% of	Number	% of	Total Voting
Name and Address of Beneficial Owner**(1)	of Shares	Shares	of Shares	Shares	Power
Stockholders Beneficially Owning More Than 5%
Non-Management
AIGH Capital Management, LLC(2)	1,800,000	9.6%	—	*	9.5%

Named Executive Officers and Directors
John J. Juric	85,000	0.5%	114,560	22.5%	*
Vincent J. Canino	96,330	0.5%	—	*	*
Robert C. Flexon	61,798	0.3%	60,795	12.0%	0.3%
Robert F. Powelson	51,560	0.3%	60,795	12.0%	0.3%
Denise M. Wilson	48,928	0.3%	60,795	12.0%	0.3%
Ping Fu	30,372	0.2%	60,795	12.0%	0.2%
John P. Miller	10,000	0.1%	—	*	*
Chritopher J. Close	—	*	—	*	*
Robert F. Beard	—	*	—	*	*
All directors, director nominees and executive officers as a group (9 persons)	383,988	2.0%	357,740	70.4%	1.0%
*	Less than one percent.
**	Unless otherwise indicated, the address of each person listed is c/o Capstone Green Energy Holdings, Inc., 16640 Stagg Street, Van Nuys, California 91406.
(1)	In computing the number of shares beneficially owned by an individual and the percentage ownership of that individual, shares of Common Stock and shares of Non-Voting Common Stock held by that individual that are currently exercisable, or will become exercisable within 60 days from June 13, 2025, are deemed outstanding. In addition, shares underlying RSUs that will vest within 60 days from June 13, 2025, are deemed outstanding. Percentage of combined total voting power excludes our Non-Voting Common Stock, any shares of Non-Voting Common Stock underlying options held by that individual that are currently exercisable, or will become exercisable within 60 days from June 13, 2025, or any shares of Non-Voting Common Stock underlying RSUs that will vest within 60 days from June 13, 2025, as our Non-Voting Common Stock is non-voting.
(2)	AIGH Capital Management, LLC (“AIGH”) filed a Schedule 13G on September 29, 2023 reporting beneficial ownership, as of September 28, 2023, of the number of shares reflected in the above table. AIGH reported having sole voting power and sole dispositive power over 1,800,000 shares of Common Stock. The business address of AIGH is 6006 Berkeley Avenue, Baltimore, MD 21209.

Stock Ownership Guidelines: The Board has established stock ownership guidelines applicable to senior executives (including the NEOs) and non-employee directors in order to further align the interests of executives and directors with the interests of stockholders. These ownership guidelines provide that the subject persons should own common stock equal in value to a multiple of their annual salary (or, in the case of directors, their annual retainer) as follows:

Chief Executive Officer	4 times annual base salary
Executive Vice Presidents	2 times annual base salary
Senior Vice Presidents and other NEOs	1 times annual base salary
Non-employee members of the Board	4 times annual retainer

Covered persons are expected to hold the specified amount of stock within five years from the later of the date of our emergence from Chapter 11 bankruptcy or the date they become subject to the ownership guidelines. The Board will continue to monitor progress towards the achievement of the ownership guidelines.

Clawbacks: On December 7, 2023, the Company adopted the Executive Officer Incentive Compensation Recoupment (Clawback) Policy in accordance with Rule 10D-1 of the Exchange Act (the “Clawback Policy”). The Clawback Policy applies to incentive-based compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure and requires the Company to recover Erroneously Awarded Compensation (as defined below) from covered executive officers in the event that the Company is required to prepare an Accounting Restatement (as defined below) (except in certain limited circumstances). Current and former covered executive officers of the Company are subject to the Clawback Policy regardless of whether such covered executive officers engaged in misconduct or otherwise caused or contributed to the requirement for an Accounting Restatement.

“Erroneously Awarded Compensation” means, in the event of an accounting restatement, the amount of incentive-based compensation previously received by covered executive officers that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts in such accounting restatement, and must be computed without regard to any taxes paid by the relevant covered executive officer, provided, however, that for incentive-based compensation based on stock price or total stockholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in an Accounting Restatement: (i) the amount of Erroneously Awarded Compensation must be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total stockholder return upon which the Incentive-Based Compensation was received, and (ii) the Company must maintain documentation of the determination of that reasonable estimate and, if the Company’s common stock is then listed on a national securities exchange, provide such documentation to such national securities exchange.

“Accounting Restatement” means an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or to correct an error that is not material to the previously issued financial statements, but that would result in a material misstatement if the error were corrected or left uncorrected in the current period.

Anti-Hedging Policy: The Company has an insider trading policy and procedures governing the purchase, sale and/or other dispositions of the Company’s securities that applies to all directors, officers, employee and certain other persons. It is also the Company’s policy to take appropriate steps to comply with applicable federal and state securities laws and regulations, as well as applicable stock exchange listing standards, when the Company engages in transactions in the Company’s securities. The Company believes that its insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

The Company’s insider trading policy prohibits directors, officers, employees, contractors and consultants (and their family members, including spouses, minor children or any other family members living in the same household) from engaging in short sales of the Company’s common stock prohibited by Section 16 of the Exchange Act, i.e., sales of shares which the insider does not own at the time of sale, or sales of common stock against which the insider does not deliver the shares within 20 days after the sale involving the Company’s securities, including the Company’s common stock, options or warrants. The insider trading policy further prohibits the buying or selling of puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities.

Anti-Pledging Policy: The Company’s insider trading policy also states that no covered person may pledge Company securities as collateral for a loan (or modify an existing pledge).

Compliance: The responsibilities and authority of the Compensation and Human Capital Committee are set forth in its charter, which is intended to set forth best practices for compensation. The members of the Compensation and Human Capital Committee are all “independent directors,” as defined under Nasdaq rules. Equity incentive awards are granted by the Compensation and Human Capital Committee in a manner that is intended to satisfy Rule 16b-3 under the Exchange Act.

Policies and Practices related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information (“MNPI”): The timing of equity award grants is determined with consideration to a variety of factors, including but not limited to, the achievement of pre-established performance targets, market conditions and internal milestones. Although we do not have a formal policy, program or plan that requires us to award equity or equity-based compensation on a predetermined schedule, we generally issue equity awards to our executive officers annually in the first quarter.

In determining the timing and terms of an equity award, the Compensation Committee may consider MNPI to ensure that such grants are made in compliance with applicable laws and regulations. The Board’s or the Compensation Committee’s procedures to prevent the improper use of MNPI in connection with the granting of equity awards may include oversight by legal counsel and, where appropriate, delaying the grant of equity awards until the public disclosure of such MNPI. Additionally, our Insider Trading Policy prohibits directors, officers and employees from trading in our common stock while in possession of or on the basis of MNPI about us. We have not timed, and do not plan to time, the disclosure of MNPI for the purpose of affecting the value of executive compensation. In the year ended March 31, 2025, no options were granted to our NEOs within four business days prior to, or one business day following, the filing or furnishing of a periodic or current report by us that disclosed MNPI.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE CAPSTONE GREEN ENERGY HOLDINGS, INC. 2023 EQUITY INCENTIVE PLAN

The Capstone Green Energy Holdings, Inc. 2023 Equity Incentive Plan (the “2023 Plan”) was originally adopted by our Board of Directors on December 7, 2023 and approved by the sole stockholder of the Company at the time on December 7, 2023. On June 10, 2025, our Board of Directors approved Amendment No. 1 (the “Plan Amendment”) to the 2023 Plan, subject to stockholder approval, to increase the aggregate number of shares of Common Stock authorized for issuance under the 2023 Plan by 1,000,000 and is submitting the Plan Amendment to the stockholders for approval at the Annual Meeting.

The Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative, and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The Plan Amendment is designed to enhance the flexibility to grant equity incentive awards to our officers, employees, non-employee directors and consultants at levels determined to be appropriate by the Board of Directors and the Compensation and Human Capital Committee to motivate, attract and retain the services of such individuals and align their financial interests with those of our stockholders. A copy of the 2023 Plan and the Plan Amendment are attached as Appendix A to this Proxy Statement and are incorporated herein by reference.

As of June 13, 2025, there were 1,001,240 unvested full value awards with time-based vesting and 137,674 unvested full value awards with performance-based vesting outstanding under our equity compensation plans. Other than the foregoing, no awards under our equity compensation plans were outstanding as of June 13, 2025. As of June 13, 2025, there were 1,345,933 shares of Common Stock available for issuance under our equity compensation plans.

Summary of the Material Features of the 2023 Plan, as amended by the Plan Amendment

The material features of the 2023 Plan, as amended by the Plan Amendment (the “Amended 2023 Plan”), are:

●	The maximum number of shares of Common Stock available for issuance under the Amended 2023 Plan is increased by 1,000,000;
●	The award of stock options (both incentive and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units (“RSUs”), performance shares, dividend equivalent rights and cash-and other equity-based awards is permitted;
●	Shares of Common Stock tendered or held back for taxes will not be added back to the reserved pool under the Amended 2023 Plan. Upon the exercise of a stock appreciation right that is settled in shares of Common Stock, the full number of shares of Common Stock underlying the award will be charged to the reserved pool. Additionally, shares Common Stock that we reacquire on the open market will not be added to the reserved pool under the Amended 2023 Plan;
●	Stock options may not be repriced in any manner without stockholder approval;
●	The value of all awards granted under the Amended 2023 Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $300,000;
●	Any material amendment to the Amended 2023 Plan is subject to approval by our stockholders; and
●	The term of the Amended 2023 Plan will expire on December 7, 2033.

Based solely on the closing price of Common Stock as reported on the OTC Market on June 13, 2025 and the maximum number of shares of Common Stock that would have been available for issuance under the Amended 2023 Plan as of such date (assuming the Amended 2023 Plan had been in effect on such date), the maximum aggregate market value of Common Stock that could potentially be issued under the Amended 2023 Plan was $1,372,852.

Rationale for Share Increase

The Plan Amendment is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employee compensation programs. Our Board of Directors and Compensation and Human Capital Committee believe that we must continue to offer a competitive equity compensation program to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success. Our Compensation and Human Capital Committee determined the size of the proposed increase under the Plan Amendment based on projected equity incentive awards to be granted to anticipated new hires, projected annual equity incentive awards to be granted to existing employees and an assessment of the magnitude of increase that our institutional investors would likely find acceptable.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. This includes an equity-based compensation design that emphasizes a mix of time-based RSUs and performance-based restricted stock units (“PRSUs”), versus more dilutive stock options. The Compensation and Human Capital Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.

Burn rate Burn rate, which is the rate at which companies use shares available for grant under their equity compensation plans, is an important factor for investors concerned about stockholder dilution. In setting and recommending to stockholders the number of additional shares of Common Stock to be authorized under the Plan Amendment, the Compensation and Human Capital Committee and the Board of Directors considered the Company’s burn rates for all grants of equity awarded by the Board of Directors for the past three fiscal years ended March 31, 2025, 2024 and 2023. The following table sets forth information regarding historical awards granted for the fiscal years ended March 31, 2025, 2024 and 2023, and the corresponding net burn rate. The net burn rate is calculated by adding stock options and full-value awards granted, less any stock options and full-value awards forfeited, cancelled, or expired, and dividing the result by the weighted average number of shares of Common Stock outstanding for the applicable fiscal year. Our three-year average net burn rate is 2.19%.

	Fiscal Year
Share Element	2025	2024	2023
Stock Options Granted	—	—	—
Full-Value Awards Granted(1)	575,773	1,647,538	646,814
Less: Stock Options Forfeited, Cancelled or Expired	—	—	—
Less: Full-Value Awards Cancelled	(95,417)	(1,357,085)	(216,517)
Net Awards Granted(2)	480,356	290,453	430,297

Weighted Average Shares of Common Stock Outstanding During the Fiscal Year	19,055,535	18,752,860	17,206,107

Annual Net Burn Rate	2.52%	1.55%	2.50%

Three-Year Average Net Burn Rate	2.19%

(1)	Full Value Awards Granted consist of RSUs and PRSUs.
(2)	Net Awards Granted represents the sum of Stock Options Granted and Full-Value Awards Granted, less Stock Options and Full-Value Awards that forfeited, cancelled or expired.

As of June 13, 2025, there were 1,345,933 shares of Common Stock available for future awards under the 2023 Plan. The Board of Directors and the Compensation and Human Capital Committee want to ensure that the number of shares of Common Stock available for issuance under the 2023 Plan will be sufficient. Accordingly, the Board of Directors is proposing to increase the number of shares of Common Stock available under the 2023 Plan by 1,000,000.

Amended 2023 Plan Benefits

Because the grant of awards under the Amended 2023 Plan is within the discretion of the Compensation and Human Capital Committee, the Company cannot determine the dollar value or number of shares of Common Stock that will be received by or allocated to any participant in the Amended 2023 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended 2023 Plan, please see “Compensation of Officers and Directors” Section for information concerning the benefits that were received by each NEO and all current directors during the fiscal year ended March 31, 2025.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended 2023 Plan. It does not describe all federal tax consequences under the Amended 2023 Plan, nor does it describe state or local tax consequences.

Incentive Stock Options No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon the sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option exercise price thereof, and (ii) the Company will be entitled to deduct such amount for federal income tax purposes. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Common Stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the stock option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year following termination of employment in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options No income is realized by the optionee at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the stock option.

Other Awards The Company generally will be entitled to a tax deduction in connection with an award granted under the Amended 2023 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax, depending on the type of award granted at the time that the award is exercised, vests or becomes non-forfeitable, or is transferred to the participant, unless the award provides for a further deferral.

Parachute Payments The vesting of any portion of a stock option or other award granted under the Amended 2023 Plan that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “excess parachute payments” as defined in the Code. Any such excess parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payments (in addition to other taxes ordinarily imposed on such payments).

Limitation on Deductions Under Section 162(m) of the Code, the Company’s tax deduction for awards granted under the Amended 2023 Plan will be limited to the extent that a “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million for that year.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information regarding securities authorized for issuance under equity compensation plans as of March 31, 2025:

Number of
	Number of			securities
	securities to be			remaining
	issued upon			available for
	exercise of	Weighted-average		future issuance
	outstanding	exercise price of		under equity
	options and	outstanding		compensation
Plan Category	rights	options and rights		plans
Equity Compensation Plans Approved by Securityholders	780,356	$0.96		2,059,644	(1)
Equity Compensation Plans Not Approved by Securityholders	—	—		—
Total	780,356	$0.96	(2)	2,059,644
(1)	These shares of Common Stock are available for stock options, restricted stock, RSUs, PRSUs and other awards granted under the 2023 Plan.
(2)	The weighted-average exercise price does not take into account RSUs and PRSUs as there is no exercise price associated with RSUs and PRSUs.

Vote Required

A quorum being present, the affirmative vote of a majority of shares of Common Stock represented at the Annual Meeting and entitled to vote is required for the approval of the Plan Amendment. For purposes of determining whether this proposal has passed, abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on this proposal.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our stockholders are being asked to ratify the appointment by the Audit Committee of CBIZ to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2026. CBIZ is considered by management to be well qualified. The Audit Committee is solely responsible for selecting our independent registered public accounting firm, and stockholder approval is not required to appoint CBIZ as our independent registered public accounting firm for the fiscal year ending March 31, 2026. However, the Audit Committee believes that submitting the appointment of CBIZ to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain CBIZ. If the selection of CBIZ is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in our best interest and the best interest of the stockholders. Representatives of CBIZ are expected to be present at the Annual Meeting and will have an opportunity to make any statement they consider appropriate and to respond to any appropriate stockholders’ questions at that time.

On November 1, 2024, CBIZ, previously known as Mayer Hoffman McCann P.C., purchased the attest business assets of the Company’s independent registered public accounting firm, Marcum LLP (“Marcum”). Subsequent to the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, and the approval of the Audit Committee of the Company’s Board of Directors and the completion of CBIZ’s customary client acceptance procedures, the Company engaged CBIZ as its independent registered public accounting firm for the fiscal year ending March 31, 2025. On March 14, 2025, the Audit Committee of the Board of Directors approved the engagement of CBIZ as the Company’s independent registered public accounting firm. As a result, the dismissal of Marcum and the engagement of CBIZ became effective on March 14, 2025, and the services previously provided by Marcum to the Company were thereafter provided by CBIZ.

CBIZ’s report on the Company’s consolidated balance sheets as of March 31, 2025 and the related consolidated statements of operations, temporary equity and stockholders’ deficiency and cash flows for Fiscal 2025 and the related notes to such consolidated financial statements, and Marcum’s report on the Company’s consolidated balance sheets as of March 31, 2024 and the related consolidated statements of operations, temporary equity and stockholders’ deficiency and cash flows for Fiscal 2024 and the related notes to such consolidated financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended March 31, 2025 and March 31, 2024, and the subsequent interim period through June 24, 2025, there were no: (i) disagreements with CBIZ or Marcum on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting related to (i) an inappropriate tone at the top established by certain former senior executives, (ii) the Company’s lack of sufficient qualified professionals with an appropriate level of accounting and internal control knowledge, training and experience to (a) appropriately analyze, record and disclose accounting matters timely and accurately and (b) design and maintain effective internal control over financial reporting, (iii) the Company’s failure to perform a sufficient review of accounting policies to ensure ongoing adherence with U.S. generally accepted accounting principles, (iv) the Company’s failure to design and maintain effective internal control over financial reporting for systems, products, parts and accessories sales subject to bill and hold arrangements with customers and (v) the Company’s failure to design and maintain effective internal control over financial reporting related to the proper accounting, presentation and disclosure for factory protection plan (“FPP”) service contracts, including the cost recognition of parts and labor associated with FPP service contracts, as described in the Company’s Annual Report on Form 10-K for the year-ended March 31, 2025.

Fees Paid to the Independent Registered Public Accounting Firm

The merger of CBIZ and Marcum was effective as of November 1, 2024. The following table sets forth the fees that the Company was billed by CBIZ and Marcum during fiscal 2025 and by Marcum during fiscal 2024, our independent registered public accountants for fiscal years 2025 and 2024:

	Amount of Fees
Description of Fees	2025	2024
Audit Fees	$448,050	$587,100
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$448,050	$587,100

Audit Fees: These fees were primarily for professional services rendered in connection with the audit of the Company’s consolidated annual financial statements and reviews of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the first three fiscal quarters of the 2024 Fiscal Year by Marcum. For Fiscal Year 2025, the Company incurred fees for the review of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the first three fiscal quarters of the 2025 by Marcum and for the audit of the Company’s consolidated annual financial statements by CBIZ. Audit fees were higher for Fiscal Year 2024 due to the restatement audit work billed during Fiscal 2024.

Pre-approval of Services Performed by the Independent Registered Public Accounting Firm

The Audit Committee has adopted a procedure for pre-approval of all fees charged by our independent auditors. Under the procedure, the Audit Committee pre-approves all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditors. Such pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who must present any decision to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

Vote Required

The affirmative vote of a majority of the votes cast by the common stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the ratification the selection of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026.

Abstentions and broker non-votes, if any, will not affect the outcome of the vote on this proposal. We do not currently expect any broker non-votes on this Proposal 4. If you sign your proxy card with no further instructions and you are a stockholder of record, then your shares will be voted in accordance with the recommendations of the Board, because broker discretionary voting is allowed for Proposal 4.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CBIZ AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2026.

OTHER INFORMATION

Code of Business Conduct and Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company. All directors, officers and employees of the Company are expected to be committed to the highest standards of honest, ethical and legal behavior. The Board reviews the Code of Business Conduct and Ethics on an annual basis or more often, if necessary. The Company has also adopted a Code of Ethics for Principal and Senior Financial Officers. Each governance document is available on the Company’s website at www.capstonegreenenergy.com. We intend to post on our website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics and Code of Ethics for Principal and Senior Financial Officers.

Corporate Governance Guidelines

The Company takes corporate governance responsibilities seriously and has adopted Corporate Governance Guidelines to address the Board of Directors’ governance role and functions. The Corporate Governance Guidelines describe the role of the Board of Directors and provide a framework for, among other things, issues such as director selection and qualifications, director compensation, meetings of the Board of Directors, selection of the Chief Executive Officer and director orientation and continuing education. The Board of Directors reviews and updates the Company’s Corporate Governance Principles on an annual basis or more often, if necessary. The Corporate Governance Principles are available on the Company’s website at www.capstonegreenenergy.com.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s equity securities. The Company endeavors to assist officers and directors in making these filings. Based solely on its review of the reports filed with the SEC during the Company’s fiscal year ended March 31, 2025, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended March 31, 2025 were met in a timely manner by its directors, executive officers, and greater than 10% beneficial owners, except for two filings. Vince Canino in connection with one-third vesting of his 450,000 RSU awards granted on March 11, 2024, disposed of 53,670 shares of voting common stock to cover the tax liability in connection with the vesting and settlement of the RSUs award on March 11, 2025. The Form 4 for the disposition was filed on June 12, 2025.

Related Person Transactions Policies and Procedures

The Audit Committee has adopted written policies and procedures regarding related party transactions. The policies and procedures require that the Audit Committee, whose members are all independent directors, review and approve all related party transactions where the amount involved is in excess of $120,000. Any proposed related party transaction where the amount involved is $120,000 or less may be approved by the Chair of the Audit Committee or, in applicable situations, the Chief Compliance Officer. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons. In determining whether to approve or ratify a related party transaction, the Audit Committee considers, among other factors, whether the related party transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, in the case of directors and officers, whether the provisions of Section 144 of the Delaware General Corporation Law have been met. Any director who is a related person with respect to a transaction under review may not participate in the discussion or approval of the transaction.

We describe below the transactions and series of similar transactions, since April 1, 2023, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and
●	any of our directors, executive officers, holders of more than 5% of our capital stock, or any member of their immediate family had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control, and other arrangements with directors and executive officers, which are described where required under the section above titled “Summary Compensation Table.”

Capstone Distributor Support Program

The Distributor Support System (the “DSS program”) provides additional support for distributor business development activities, customer lead generation, brand awareness and tailored marketing services for each of Capstone’s major geographic and market verticals. This program is funded by Capstone’s distributors and was developed to provide improved worldwide distributor training, sales efficiency, website development, company branding and funding for increased strategic marketing activities. Upon emerging from Chapter 11 bankruptcy, Capstone Green Energy Corporation, the Company’s predecessor for SEC reporting purposes, legally became DSS; all contracts were novated to Capstone Green Energy LLC along with the transfer of operating assets, except for the distributor services as those assets remained with DSS. As a result, DSS assumed the responsibility of providing the services, making DSS obligated to perform the distributor services. DSS is responsible for making available regularly scheduled Authorized Service Provider, applications, and/or sales training and support for the distributor’s business development activities. The agreement includes the fee, which is the greater of 5% of distributor’s prior calendar year revenue or $20,000. The aggregate amount earned under the agreement in Fiscal 2025 and Fiscal 2024 was $2.5 million and $0.7 million, respectively.

Engagement of CFGI

In January 2024, the Company engaged CFGI, a non-related party per ASC 850, to provide third party accounting consultancy services as additional staff support for the restatement and restructuring activities of the Company. A related person, the son of John Juric, our Chief Financial Officer, is a staff employee at CFGI. Mr. Juric’s son has never been involved in CFGI’s engagement with the Company and is not a partner, owner of 10 % or more of, or otherwise involved in the management and decision making of CFGI. The CFGI compensation policy is to pay bonuses and incentives to its employees. Under the CFGI compensation policy Mr. Juric’s son may be paid a bonus related to the fees paid by the Company during the first year of the engagement. The Company has service fee expense of $1.3 million and $0.3 million for Fiscal 2025 and 2024, respectively. The potential bonus to be earned by Mr. Juric’s son is estimated to be $65,000. The Company’s related party transaction policy was not complied with, due to the bonus compensation to Mr. Juric’s son under CFGI’s compensation policy, when it initially engaged CFGI, but the Audit Committee has taken what it believes to be appropriate actions once it learned that Mr. Juric’s son was employed by CFGI.

Interests of Certain Persons in Matters to be Acted Upon

Other than the election of directors and the approval of the Plan Amendment, none of our directors, nominees for director, executive officers, any person who has served as a director or executive officer since the beginning of the last fiscal year or their associates have any other interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the 2025 Annual Meeting as described in this Proxy Statement. Our executive officers and directors have an interest in Proposal 3 because they are eligible to receive equity awards under the Equity Incentive Plan.

Additional Information

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

A copy of this Proxy Statement and our 2025 Annual Report has been posted on the Internet. Capstone will undertake to provide promptly without charge to each person to whom a copy of this Proxy Statement is delivered, upon the written request of any such person, a copy of Capstone’s Annual Report on Form 10-K for the year ended March 31, 2025 as filed with the SEC. Requests for such copies should be addressed to Capstone Green Energy Holdings, Inc., 16640 Stagg Street, Van Nuys, California 91406, Attn: Investor Relations. Requests can also be made by calling the Company at (818) 407-3628.

Householding

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers householding proxy materials may deliver a single proxy statement and/or Notice of Internet Availability to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares of capital stock. We will also deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request. Similarly, stockholders who have previously received multiple copies of disclosure documents may write to the address or call the phone number listed below to request delivery of a single copy of these materials in the future. You can notify the Company by sending a written request to Capstone Green Energy Holdings, Inc., 16640 Stagg Street, Van Nuys, California 91406, Attn: Investor Relations, by registered, certified, or express mail or by calling the Company at (818) 407-3628.

By Order of the Board of Directors

/s/ Vincent J. Canino
Vincent J. Canino President and Chief Executive Officer

Van Nuys, California
July 2, 2025

Appendix A

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

RECONCILAITION OF NET LOSS, AS REPORTED TO ADJUSTED EBITDA

Year Ended March 31, 2025 (Fiscal 2025)

(In thousands)

Year Ended
Reconciliation of Reported Net Loss to EBITDA and Adjusted EBITDA	March 31, 2025
Net loss	$(7,190)
Interest expense	3,944
Provision for income taxes	175
Depreciation and amortization	3,858
EBITDA	$787
Stock-based compensation and other expense	263
Restructuring Expense	2,077
Financing Expense	58
Shareholder litigation	1,023
Extraordinary Legal Costs	1,125
Restatement & SEC Investigation Costs	2,591
Adjusted EBITDA	$7,924

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has presented Adjusted EBITDA, a non-GAAP financial measure. This non-GAAP financial measure is among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods. Management establishes performance targets, annual budgets and makes operating decisions based in part upon this metric. Accordingly, disclosure of this non-GAAP financial measure provides investors with the same information that management uses to understand the Company’s economic performance year-over-year.

EBITDA is defined as net income (loss) before interest, provision for income taxes and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA before stock-based compensation, restructuring, financing, shareholder litigation, non-recurring legal, restatement and SEC investigation expenses, and reorganization items. Restructuring expenses relate to the Chapter 11 bankruptcy filing and financing expenses related to the evaluation and negotiation of the Company’s senior indebtedness. Shareholder litigation expense resulted from the restatement of the Company’s financials and non-recurring legal expenses are one-time non-recurring legal fees. Restatement expenses are professional fees related to the restatement of the Company’s prior year financials. SEC investigation expenses relate to the costs arising from the restatement of the Company’s financials. Adjusted EBITDA is not a measure of the Company’s liquidity or financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of its liquidity.

While management believes that the Company’s presentation of Adjusted EBITDA provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Adjusted EBITDA is not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the methods of calculation. The Company’s non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Appendix B

CAPSTONE GREEN ENERGY HOLDINGS, INC.

2023 EQUITY INCENTIVE PLAN

1.Purpose; Eligibility.
1.1General Purpose. The name of this plan is the Capstone Green Energy Holdings, Inc. 2023 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable Capstone Green Energy Holdings, Inc., a Delaware corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long-term success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the stockholders of the Company; and (c) promote the success of the Company’s business.
1.2Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.
1.3Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, (f) Cash Awards, and (g) Other Equity-Based Awards.
2.Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or trading market on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award, a Cash Award, or an Other Equity-Based Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cash Award” means an Award denominated in cash that is granted under Section 10 of the Plan.

“Cause” means, unless the applicable Award Agreement or other agreement between the Company or an Affiliate and the Participant (the terms of which have been approved by the Committee) provides otherwise:

(a) If the Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Cause, the definition contained therein; or

(b) If no such agreement exists, or if such agreement does not define Cause, any of the following (as applicable): (i) if the Participant is an Employee, the Participant’s failure to devote substantially all of the Participant’s full professional time, attention, energies, and abilities to the Participant’s employment duties for the Company or an Affiliate, which failure has continued for more than thirty (30) days following written notice of such non-performance from the Company or such Affiliate; (ii) a Participant’s inducement of any customer, consultant, employee, or supplier of the Company or an Affiliate to unreasonably breach any contract with the Company or an Affiliate or cease its business relationship with the Company or an Affiliate; (iii) a Participant’s failure to perform the duties and obligations of the Participant’s position(s), which failure has continued for more than thirty (30) days following written notice of such non-performance from the Company or an Affiliate; (iv) an act or acts of dishonesty undertaken by the Participant resulting in substantial personal gain by the Participant at the expense of the Company or an Affiliate; (v) a Participant’s gross negligence or willful misconduct or material breach of a fiduciary or contractual duty to the Company or an Affiliate; (vi) a Participant’s material violation of state or federal securities laws or failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company or an Affiliate to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation; (vii) a Participant’s breach of any confidentiality, trade secret or return of property obligations to the Company or an Affiliate, which breach, if curable, has not been cured within thirty (30) days following written notice of such breach from the Company or such Affiliate; (viii) if the Participant is an Employee, a violation by the Participant of the material written employment policies of the Company or an Affiliate, including those regarding discrimination, harassment and retaliation; (ix) a Participant’s commission of, or plea of guilty or no contest to, any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct by a Participant that would reasonably be expected to result in material injury or reputational harm to the Company or an Affiliate if the Participant were retained in his or her position(s); (x) a Participant’s breach of any non-competition, non-solicitation, non-disparagement or other written agreement with the Company or an Affiliate containing restrictive covenants; (xi) a Participant’s excessive use of alcohol or the use or possession of an illegal or controlled substance, in each case, in the workplace or which materially impairs the ability of the Participant to effectively perform his or her duties or responsibilities; or (xii) the suspension or loss of, or a failure by a Participant to maintain in full force and effect, any professional license or certification needed by the Participant, under applicable law or otherwise, to be entitled to perform any of his or her duties or responsibilities.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, an Affiliate, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or an Affiliate), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company);

(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date of this Agreement, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were members of the Board on the Effective Date or whose appointment, election or nomination for election was previously so approved (the “Incumbent Directors”); or

(c) the consummation of (i) any consolidation or merger of the Company (A) where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50% of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) or (B) after which the Incumbent Directors continuing immediately thereafter do not represent at least a majority of the board of directors of the resulting or successor entity (or its ultimate parent, if applicable), or (ii) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (a) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50% or more of the combined voting power of all then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (a). Further, notwithstanding the foregoing, a “Change in Control” shall be deemed not to have occurred for purposes of any of the foregoing clauses (a) or (b) unless the respective transaction constitutes a “change in control event” within the meaning of Treas. Reg. §1.409A-3(i)(5).

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board, appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the common stock, $0.001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means Capstone Green Energy Holdings, Inc., a Delaware corporation, and any successor thereto.

“Consultant” means any natural person that provides bona fide services to the Company or an Affiliate, other than as an Employee or Director, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that, if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Deferred Stock Units (DSUs)” has the meaning set forth in Section 8.1(b) hereof.

“Director” means a member of the Board.

“Disability” means, unless the applicable Award Agreement or other agreement between the Company or an Affiliate and the Participant (the terms of which have been approved by the Committee) provides otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 17.12.

“Effective Date” means the effective date of the Plan as provided in Section 18.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed or quoted on any established stock exchange or trading market, including without limitation, the New York Stock Exchange, the Nasdaq Stock Market or any market of OTC Markets Group Inc. (or successor thereto), the Fair Market Value shall be the closing price of a share of Common Stock (or, if no sales were reported, the closing price on the date immediately preceding such date) as quoted on the principal exchange or trading market for the Common Stock on the day of determination. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Fiscal Year” means the Company’s fiscal year.

“Free Standing Rights” has the meaning set forth in Section 7.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Share Award that is granted under Section 10 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a Cash Award.

“Performance Share Award” means any Award granted pursuant to Section 9 hereof.

“Performance Share” means the grant of a right to receive a number of shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.

“Plan” means this Capstone Green Energy Holdings, Inc. 2023 Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Related Rights” has the meaning set forth in Section 7.

“Restricted Award” means any Award granted pursuant to Section 8.

“Restricted Period” has the meaning set forth in Section 8.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Stock for Stock Exchange” has the meaning set forth in Section 6.4.

“Substitute Award” has the meaning set forth in Section 4.6.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

“Total Share Reserve” has the meaning set forth in Section 4.1.

3.Administration.
3.1Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:
(a)to construe and interpret the Plan and apply its provisions;
(b)to promulgate, amend, and rescind rules relating to the administration of the Plan;
(c)to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(d)to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;
(e)to determine when Awards are to be granted under the Plan and the applicable Grant Date;
(f)from time to time to select, subject to the limitations set forth in the Plan, those eligible Award recipients to whom Awards shall be granted;
(g)to determine the number of shares of Common Stock to be made subject to each Award;

(h)to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;
(i)to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;
(j)to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;
(k)to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;
(l)to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;
(m)to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
(n)to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and
(o)to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee may also modify the purchase price or the exercise price of any outstanding Award; provided that, without stockholder approval, no amendment may be made to the Plan or any Award Agreement that would be considered a “repricing” of an Option under the applicable listing standards of the national exchange on which the Common Stock is listed (if any). The term “repricing” includes (i) changing the terms of an Option to lower its exercise price and (ii) cancelling an Option when the exercise price is higher than the Fair Market Value of the underlying shares subject to such Option and exchanging it for another Award with a lower exercise price.

3.2Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
3.3Delegation. The Committee shall be the Compensation Committee or, if no such Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules for the conduct of its business as it may determine to be advisable.
3.4Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.
3.5Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
4.Shares Subject to the Plan.
4.1Subject to adjustment in accordance with Section 14, no more than 3,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.
4.2Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.
4.3Subject to adjustment in accordance with Section 14, no more than 3,000,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).
4.4The aggregate value of Awards granted during a single Fiscal Year to any Non-Employee Director, together with any cash fees paid or to be paid to such Non-Employee Director during the Fiscal Year and the value of awards granted to such Non-Employee Director under any other equity compensation plan of the Company during the Fiscal Year, shall not exceed a total value of $300,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).
4.5Any shares of Common Stock subject to an Award that expires or is canceled, forfeited or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.
4.6Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Reserve.
5.Eligibility.
5.1Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors.
5.2Ten Percent Stockholder. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five (5) years from the Grant Date.
6.Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Each Option shall be separately designated as an Incentive Stock Option or Non-qualified Stock Option at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Each Option intended to qualify as an Incentive Stock Option shall be subject to approval of the Plan by the Company’s stockholders within twelve (12) months following the date the Plan is adopted as described in Section 422(b)(1) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not so qualify shall constitute a separate Non-qualified Stock Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
6.1Term. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the Grant Date.
6.2Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
6.3Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve (as set forth in an Award Agreement or otherwise): (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under the Plan.
6.5Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
6.6Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
6.7Vesting of Options. Other than with respect to an Award granted to a Non-Employee Director, each Option shall vest and therefore become exercisable no earlier than one (1) year after the Grant Date. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.
6.8Termination of Continuous Service. Unless otherwise provided in an Award Agreement or other agreement between the Company or an Affiliate and the Participant (the terms of which have been approved by the Committee), in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.9Extension of Termination Date. An Optionholder’s Award Agreement or other agreement between the Company or an Affiliate and the Participant (the terms of which have been approved by the Committee) may also provide that, if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three (3) months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.
6.10Disability of Optionholder. Unless otherwise provided in an Award Agreement or other agreement between the Company or an Affiliate and the Participant (the terms of which have been approved by the Committee), in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date twelve (12) months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.
6.11Death of Optionholder. Unless otherwise provided in an Award Agreement or other agreement between the Company or an Affiliate and the Participant (the terms of which have been approved by the Committee), in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date twelve (12) months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.
6.12Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.
7.Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. A Stock Appreciation Right may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).
7.1Grant Requirements for Related Rights.  Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.
7.2Term. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of the Grant Date.
7.3Vesting. Other than with respect to an Award granted to a Non-Employee Director, each Stock Appreciation Right shall vest and therefore become exercisable no earlier than one (1) year after the Grant Date. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.
7.4Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.
7.5Exercise Price. The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof, and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1 are satisfied.
7.6Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.
8.Restricted Awards. A Restricted Award is an Award of shares of Common Stock (“Restricted Stock”) or Common Stock units, each of which represents a notional share of Common Stock (“Restricted Stock Units”), having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
8.1Restricted Stock and Restricted Stock Units.
(a)Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) an appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.
(b)The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit or Deferred Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit or Deferred Stock Unit and, if such Restricted Stock Unit or Deferred Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.
8.2Restrictions.
(a)Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.
(b)Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.
(c)The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.
8.3Restricted Period. Other than with respect to an Award granted to a Non-Employee Director, the Restricted Period shall commence on the Grant Date and end no earlier than one (1) year after the Grant Date. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

8.4Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 8.2 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8.1(b) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.
8.5Stock Restrictions. Each certificate or book-entry statement representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.
9.Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.
9.1Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.
10.Other Equity-Based Awards and Cash Awards. The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. The Committee may grant Cash Awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash Awards shall be evidenced in such form as the Committee may determine.
11.Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased, issued or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel, and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require.
12.Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

13.Miscellaneous.
13.1Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
13.2Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise or settlement of the Award pursuant to its terms, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 14 hereof.
13.3No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the by-laws of the Company or an Affiliate and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
13.4Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.
13.5Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.
14.Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price and/or kind of a share of Common Stock and/or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Awards. In the case of adjustments made pursuant to this Section 14, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and, in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

15.Effect of Change in Control.
15.1Unless otherwise provided in an Award Agreement or other agreement between the Company or an Affiliate and the Participant (the terms of which have been approved by the Committee), notwithstanding any provision of the Plan to the contrary:
(a)In the event of a Participant’s termination of Continuous Service without Cause during the twelve (12) month period following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.
(b)With respect to Performance Share Awards and Cash Awards, in the event of a Participant’s termination of Continuous Service without Cause during the twelve (12) month period following a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

15.2In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.
15.3The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.
16.Amendment of the Plan and Awards.
16.1Amendment of the Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 14 relating to adjustments upon changes in Common Stock and Section 16.3, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.
16.2Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval if such approval is required.
16.3Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.
16.4No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.
16.5Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent thereto of the Participant and (b) the Participant consents thereto in writing.
17.General Provisions.
17.1Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or other agreement between the Company or an Affiliate and the Participant or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
17.2Clawback. Notwithstanding any other provisions in the Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with Applicable Laws).
17.3Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and any such arrangements may be either generally applicable or applicable only in specific cases.
17.4Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.
17.5Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.
17.6Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

17.7Recapitalizations. Each Award Agreement shall contain any provisions required to reflect the provisions of Section 14.
17.8Delivery. Upon exercise of a right granted under the Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of the Plan, thirty (30) days shall be considered a reasonable period of time.
17.9No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.
17.10Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.
17.11Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six (6) month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.
17.12Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Grant Date of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.
17.13Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other similar rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 17.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
17.14Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.
17.15Expenses. The costs of administering the Plan shall be paid by the Company.

17.16Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.
17.17Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
17.18Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
18.Effective Date of the Plan. The Plan shall become effective as of December 7, 2023.
19.Termination or Suspension of the Plan. The Plan shall terminate automatically on the tenth (10th) anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 16.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
20.Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

As adopted by the Board of Directors of Capstone Green Energy Holdings, Inc. on December 7, 2023.

AMENDMENT NO. 1 TO THE CAPSTONE GREEN ENERGY HOLDINGS, INC. 2023 EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the Capstone Green Energy Holdings, Inc. Equity Incentive Plan (the “Equity Incentive Plan”), of Capstone Green Energy Holdings, Inc., a Delaware corporation (the “Company”) is effective as of the date of approval by the Company’s stockholders (the “Effective Date”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Equity Incentive Plan.

As of the Effective Date, the Equity Incentive Plan shall be amended as follows:

1.Section 4.1 of the Equity Incentive Plan is hereby deleted in its entirety and replaced with the following:
a.Subject to adjustment in accordance with Section 14, no more than 4,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.
2.Section 4.3 of the Equity Incentive Plan is hereby deleted in its entirety and replaced with the following:
a.Subject to adjustment in accordance with Section 14, no more than 4,000,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).
3.Except as expressly amended by this Amendment, the Equity Incentive Plan shall continue in full force and effect in accordance with the provisions thereof.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V76506-P35045 For Against Abstain ! ! ! ! ! ! 1. Election of Class I and Class II Directors to the Board of Directors to serve for a term of office expiring at the Company's 2027 and 2028 annual meetings of stockholders, respectively. 1c. Robert F. Powelson 1d. Denise M. Wilson 1b. Robert C. Flexon Class I Nominee: Class II Nominees: 2. Non-Binding Advisory Vote on the compensation of our named executive officers as presented in the proxy statement. 4. Ratification of the appointment of CBIZ as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2026. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 3. Approve an amendment to increase the number of shares available for issuance under the Capstone Green Energy Holdings, Inc. 2023 Equity Incentive Plan by 1,000,000. CAPSTONE GREEN ENERGY HOLDINGS, INC. The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposals: For Withhold 1a. Robert F. Beard ! ! ! ! ! ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTEw CAPSTONE GREEN ENERGY HOLDINGS, INC. 16640 STAGG STREET VAN NUYS, CA 91406 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on August 11, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CGRN2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on August 11, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V76507-P35045 CAPSTONE GREEN ENERGY HOLDINGS, INC. Annual Meeting of Stockholders August 12, 2025 8:00 AM PDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Vince J. Canino and John J. Juric and or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CAPSTONE GREEN ENERGY HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 8:00 AM PDT on August 12, 2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side